                                                                    EXHIBIT 10.3


                         [AUSTRALIAN CREDIT AGREEMENT]

================================================================================


                                CREDIT AGREEMENT

                          dated as of October 31, 1996

                                     among

                             APACHE ENERGY LIMITED,

                                      and

                       APACHE OIL AUSTRALIA PTY. LIMITED

                                      and

                      THE AUSTRALIAN LENDERS NAMED HEREIN,

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                        as Global Administrative Agent,

                                      and

                      CHASE SECURITIES AUSTRALIA LIMITED,
                      as Australian Administrative Agent,

                                      and

                      FIRST CHICAGO CAPITAL MARKETS, INC.,
                                  as Arranger,

                                      and

                             CHASE SECURITIES INC.,
                                  as Arranger


================================================================================

                               TABLE OF CONTENTS

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RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE I     DEFINITIONS AND TERMS OF CONSTRUCTION   . . . . . . . . . . .    1
       1.1.   Definitions   . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.2.   Use of Defined Terms  . . . . . . . . . . . . . . . . . . . .   13
       1.3.   Cross References  . . . . . . . . . . . . . . . . . . . . . .   13
       1.4.   Accounting and Financial Determination  . . . . . . . . . . .   13
       1.5.   Currency References   . . . . . . . . . . . . . . . . . . . .   13

ARTICLE II    THE FACILITY  . . . . . . . . . . . . . . . . . . . . . . . .   14
       2.1.   The Facility  . . . . . . . . . . . . . . . . . . . . . . . .   14
              (a)    Description of Facility  . . . . . . . . . . . . . . .   14
              (b)    Facility Amount  . . . . . . . . . . . . . . . . . . .   14
              (c)    All Loans  . . . . . . . . . . . . . . . . . . . . . .   14
              (d)    Revolving Advances   . . . . . . . . . . . . . . . . .   14
       2.2.   Extension of Termination Date and of Aggregate Commitment   .   14
       2.3.   [Intentionally Omitted]   . . . . . . . . . . . . . . . . . .   16
       2.4.   Facility Fee; Other Fees  . . . . . . . . . . . . . . . . . .   16
              (a)    Facility Fee   . . . . . . . . . . . . . . . . . . . .   16
              (b)    Agents' Fees   . . . . . . . . . . . . . . . . . . . .   16

ARTICLE III   BORROWING; ETC.   . . . . . . . . . . . . . . . . . . . . . .   16
       3.1.   Method of Borrowing   . . . . . . . . . . . . . . . . . . . .   16
       3.2.   Maximum Interest  . . . . . . . . . . . . . . . . . . . . . .   17
       3.3.   Method of Selecting Interest Periods for Loans  . . . . . . .   18
       3.4.   [Intentionally Omitted]   . . . . . . . . . . . . . . . . . .   18
       3.5.   Minimum Amount of Each Advance  . . . . . . . . . . . . . . .   18
       3.6.   Continuation Elections  . . . . . . . . . . . . . . . . . . .   18
       3.7.   Telephonic Notices  . . . . . . . . . . . . . . . . . . . . .   18
       3.8.   Rate after Maturity   . . . . . . . . . . . . . . . . . . . .   19
       3.9.   Interest Payment Dates; Determination of Interest and Fees  .   19
              (a)    Interest Payment Dates   . . . . . . . . . . . . . . .   19
              (b)    Determination of Interest and Fees   . . . . . . . . .   19
       3.10.  Notification of Advances, Interest Rates, Prepayments and
              Commitment Reductions   . . . . . . . . . . . . . . . . . . .   19
       3.11.  Non-Receipt of Funds by the Australian Administrative
              Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE IV    MANDATORY PAYMENTS; REDUCTIONS OF COMMITMENTS; ETC.   . . . .   20
       4.1.   Mandatory Prepayments   . . . . . . . . . . . . . . . . . . .   20
              (a)    Mandatory Prepayments  . . . . . . . . . . . . . . . .   20
              (b)    Application of Mandatory Prepayments   . . . . . . . .   20
       4.2.   Voluntary Prepayments   . . . . . . . . . . . . . . . . . . .   20
       4.3.   Method of Payment   . . . . . . . . . . . . . . . . . . . . .   21
       4.4.   Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       4.5.   Voluntary Reductions of Commitments.    . . . . . . . . . . .   21
       4.6.   Voluntary and Mandatory Prepayments   . . . . . . . . . . . .   21

ARTICLE V     [Intentionally Omitted]   . . . . . . . . . . . . . . . . . .   21
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ARTICLE VI    CHANGE IN CIRCUMSTANCES; TAXES  . . . . . . . . . . . . . . .   22
       6.1.   Yield Protection  . . . . . . . . . . . . . . . . . . . . . .   22
       6.2.   Availability of Eurodollar Loans  . . . . . . . . . . . . . .   22
       6.3.   Funding Indemnification   . . . . . . . . . . . . . . . . . .   22
       6.4.   Lending Installations   . . . . . . . . . . . . . . . . . . .   23
       6.5.   Increased Capital Costs   . . . . . . . . . . . . . . . . . .   23
       6.6.   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       6.7.   Australian Lender Statements; Survival of Indemnity;
              Substitution of Australian Lenders; Limitation on Claims
              by Australian Lenders   . . . . . . . . . . . . . . . . . . .   24
       6.8.   [Intentionally Omitted]   . . . . . . . . . . . . . . . . . .   24
       6.9.   Currency Conversion and Currency Indemnity  . . . . . . . . .   24
              (a)    Payments in Agreed Currency.   . . . . . . . . . . . .   24
              (b)    Conversion of Agreed Currency into Judgment
                     Currency.  . . . . . . . . . . . . . . . . . . . . . .   24
              (c)    Circumstances Giving Rise to Indemnity.  . . . . . . .   25
              (d)    Indemnity Separate Obligation.   . . . . . . . . . . .   25

ARTICLE VII   CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . .   25
       7.1.   Conditions of Effectiveness   . . . . . . . . . . . . . . . .   25
       7.2.   Each Advance  . . . . . . . . . . . . . . . . . . . . . . . .   26

ARTICLE VIII  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . .   27
       8.1.   Corporate Existence and Standing  . . . . . . . . . . . . . .   27
       8.2.   Authorization and Validity  . . . . . . . . . . . . . . . . .   27
       8.3.   No Conflict; Government Consent   . . . . . . . . . . . . . .   27
       8.4.   Financial Statements  . . . . . . . . . . . . . . . . . . . .   27
       8.5.   Material Adverse Change   . . . . . . . . . . . . . . . . . .   28
       8.6.   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       8.7.   Litigation and Guaranteed Obligations   . . . . . . . . . . .   28
       8.8.   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . .   28
       8.9.   Superannuation Scheme   . . . . . . . . . . . . . . . . . . .   28
       8.10.  Accuracy of Information   . . . . . . . . . . . . . . . . . .   28
       8.11.  [Intentionally Omitted]   . . . . . . . . . . . . . . . . . .   28
       8.12.  Material Agreements   . . . . . . . . . . . . . . . . . . . .   28
       8.13.  Compliance With Laws  . . . . . . . . . . . . . . . . . . . .   28
       8.14.  Title to Properties   . . . . . . . . . . . . . . . . . . . .   29
       8.15.  Investment Company Act  . . . . . . . . . . . . . . . . . . .   29
       8.16.  Public Utility Holding Company Act  . . . . . . . . . . . . .   29
       8.17.  Post-Retirement Benefits  . . . . . . . . . . . . . . . . . .   29
       8.18.  Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . .   29
       8.19.  Environmental Warranties  . . . . . . . . . . . . . . . . . .   29

ARTICLE IX    AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . .   30
       9.1.   Financial Reporting   . . . . . . . . . . . . . . . . . . . .   30
       9.2.   Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . .   32
       9.3.   Notice of Default, Unmatured Default, Litigation and
              Material Adverse Effect   . . . . . . . . . . . . . . . . . .   32
       9.4.   Conduct of Business   . . . . . . . . . . . . . . . . . . . .   32
       9.5.   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   32





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                               TABLE OF CONTENTS
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       9.6.   Insurance   . . . . . . . . . . . . . . . . . . . . . . . . .   32
       9.7.   Compliance with Laws  . . . . . . . . . . . . . . . . . . . .   33
       9.8.   Maintenance of Properties   . . . . . . . . . . . . . . . . .   33
       9.9.   Inspection  . . . . . . . . . . . . . . . . . . . . . . . . .   33
       9.10.  Operation of Properties   . . . . . . . . . . . . . . . . . .   33
       9.11.  Delivery of Guaranties  . . . . . . . . . . . . . . . . . . .   33
       9.12.  Environmental Covenant  . . . . . . . . . . . . . . . . . . .   33
       9.13.  Further Assurances  . . . . . . . . . . . . . . . . . . . . .   34
       9.14.  Borrowing Notice  . . . . . . . . . . . . . . . . . . . . . .   34
       9.15.  Existing Acceptance Agreement   . . . . . . . . . . . . . . .   34

ARTICLE X     FINANCIAL COVENANTS   . . . . . . . . . . . . . . . . . . . .   34
       10.1.  Consolidated Tangible Net Worth   . . . . . . . . . . . . . .   34
       10.2.  Ratio of EBITDDA to Consolidated Interest   . . . . . . . . .   34

ARTICLE XI    NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . .   34
       11.1.  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .   34
       11.2.  Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
       11.3.  Sales of Properties or Borrowing Base Subsidiaries  . . . . .   35
       11.4.  Guaranteed Obligations  . . . . . . . . . . . . . . . . . . .   36
       11.5.  Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       11.6.  Restricted Payments, etc  . . . . . . . . . . . . . . . . . .   37
       11.7.  Transactions with Affiliates  . . . . . . . . . . . . . . . .   37
       11.8.  Negative Pledges, etc   . . . . . . . . . . . . . . . . . . .   37
       11.9.  Regulation U Acquisitions   . . . . . . . . . . . . . . . . .   37
       11.10. Investments   . . . . . . . . . . . . . . . . . . . . . . . .   38
       11.11. Hedging Contracts   . . . . . . . . . . . . . . . . . . . . .   38
       11.12. Approval of Consents  . . . . . . . . . . . . . . . . . . . .   39

ARTICLE XII   DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       12.1.  Breach of Warranties and Misleading Statements  . . . . . . .   39
       12.2.  Nonpayment of Loans, Fees and other Obligations   . . . . . .   39
       12.3.  Breach of Certain Covenants   . . . . . . . . . . . . . . . .   39
       12.4.  Default Under Canadian Loan Documents or U.S. Loan
              Documents.  . . . . . . . . . . . . . . . . . . . . . . . . .   39
       12.5.  Non-Compliance with this Agreement  . . . . . . . . . . . . .   39
       12.6.  Cross-Defaults  . . . . . . . . . . . . . . . . . . . . . . .   39
       12.7.  Voluntary Dissolution and Insolvency Proceedings and
              Actions   . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       12.8.  Involuntary Insolvency Proceedings or Dissolution   . . . . .   40
       12.9.  Condemnation  . . . . . . . . . . . . . . . . . . . . . . . .   40
       12.10. Judgments   . . . . . . . . . . . . . . . . . . . . . . . . .   40
       12.11. Enforcement Against Assets  . . . . . . . . . . . . . . . . .   40
       12.12. Other Defaults Under Australian Loan Documents  . . . . . . .   40
       12.13. Failure of Australian Loan Documents  . . . . . . . . . . . .   40
       12.14. Change in Control   . . . . . . . . . . . . . . . . . . . . .   40

ARTICLE XIII  ACCELERATION, WAIVERS, AMENDMENTS, REMEDIES; RELEASES   . . .   40
       13.1.  Acceleration  . . . . . . . . . . . . . . . . . . . . . . . .   40
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       13.2.  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . .   41
       13.3.  Preservation of Rights  . . . . . . . . . . . . . . . . . . .   41

ARTICLE XIV   GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . .   42
       14.1.  [Intentionally Omitted]   . . . . . . . . . . . . . . . . . .   42
       14.2.  Governmental Regulation   . . . . . . . . . . . . . . . . . .   42
       14.3.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       14.4.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       14.5.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . .   42
       14.6.  Several Obligations   . . . . . . . . . . . . . . . . . . . .   42
       14.7.  Reimbursement of Costs and Expenses; Indemnification  . . . .   42
              (a)    Reimbursement of Costs and Expenses  . . . . . . . . .   42
              (b)    Indemnification  . . . . . . . . . . . . . . . . . . .   42
       14.8.  Numbers of Documents  . . . . . . . . . . . . . . . . . . . .   43
       14.9.  Severability of Provisions  . . . . . . . . . . . . . . . . .   43
       14.10. Nonliability of Australian Lenders  . . . . . . . . . . . . .   43
       14.11. CHOICE OF LAW   . . . . . . . . . . . . . . . . . . . . . . .   43
       14.12. CONSENT TO JURISDICTION   . . . . . . . . . . . . . . . . . .   44
       14.13. Confidentiality   . . . . . . . . . . . . . . . . . . . . . .   44

ARTICLE XV    THE AGENTS, THE ARRANGERS AND THE ENGINEERING BANKS   . . . .   44
       15.1.  Appointment of Agents   . . . . . . . . . . . . . . . . . . .   44
       15.2.  Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       15.3.  General Immunity  . . . . . . . . . . . . . . . . . . . . . .   44
       15.4.  No Responsibility for Loans, Recitals, etc  . . . . . . . . .   45
       15.5.  Action on Instructions of Australian Lenders  . . . . . . . .   45
       15.6.  Employment of Agents and Counsel  . . . . . . . . . . . . . .   45
       15.7.  Reliance on Documents; Counsel  . . . . . . . . . . . . . . .   45
       15.8.  Reimbursement and Indemnification   . . . . . . . . . . . . .   45
       15.9.  Rights as an Australian Lender  . . . . . . . . . . . . . . .   45
       15.10. Australian Lender Credit Decision   . . . . . . . . . . . . .   45
       15.11. Certain Successor Agents  . . . . . . . . . . . . . . . . . .   46

ARTICLE XVI   SETOFF; RATABLE PAYMENTS  . . . . . . . . . . . . . . . . . .   46
       16.1.  Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
       16.2.  Ratable Payments  . . . . . . . . . . . . . . . . . . . . . .   46

ARTICLE XVII  BENEFIT OF AGREEMENT; SUBSTITUTIONS; PARTICIPATIONS   . . . .   46
       17.1.  Successors and Assigns  . . . . . . . . . . . . . . . . . . .   46
       17.2.  Participations  . . . . . . . . . . . . . . . . . . . . . . .   47
       17.3.  Substitutions   . . . . . . . . . . . . . . . . . . . . . . .   48
       17.4.  Dissemination of Information  . . . . . . . . . . . . . . . .   48

ARTICLE XVIII NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . . .   49
       18.1.  Giving Notice   . . . . . . . . . . . . . . . . . . . . . . .   49
       18.2.  Change of Address   . . . . . . . . . . . . . . . . . . . . .   49
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ARTICLE XIX   COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE XX    NO ORAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . .   49

EXHIBITS:
--------

EXHIBIT A       NOTE
EXHIBIT B       FORM OF LEGAL OPINION
EXHIBIT C       COMPLIANCE CERTIFICATE
EXHIBIT D       SUBSTITUTION CERTIFICATE
EXHIBIT E       CONTINUATION NOTICE
EXHIBIT F       FORM OF AUSTRALIAN COUNSEL OPINION
EXHIBIT G       CONFIDENTIALITY AGREEMENT
EXHIBIT H       FORM OF DEED OF GUARANTY


SCHEDULES:
---------

SCHEDULE A      EURODOLLAR SPREAD, FACILITY FEE RATES
SCHEDULE 8.8    SUBSIDIARIES; BORROWING BASE SUBSIDIARIES
SCHEDULE 11.1   INDEBTEDNESS; LIENS
SCHEDULE 11.10  INVESTMENTS

                                CREDIT AGREEMENT

       This Agreement, dated as of October 31, 1996, is among Apache Energy Limited (ACN 009 301 964), a corporation organized under the laws of the State of Western Australia, Australia ("Apache Energy Limited"), Apache Oil Australia Pty. Limited (ACN 050 611 688), a corporation organized under the laws of the State of New South Wales, Australia ("Apache Oil Australia" and, together with Apache Energy Limited, the "Company"), the various commercial lending institutions as are or may become parties hereto (the "Australian Lenders"), The First National Bank of Chicago, as Global Administrative Agent (the "Global Administrative Agent"), Chase Securities Australia Limited (ACN 002 888 011), as Australian Administrative Agent (the "Australian Administrative Agent"), First Chicago Capital Markets, Inc., as Arranger, and Chase Securities Inc., as Arranger.

                                   RECITALS:

       1. The Company desires to obtain commitments from the Australian Lenders pursuant to which extensions of credit in the form of Loans will be made in the amounts and currencies herein provided pursuant to the terms and provisions herein set forth.

       2. The proceeds of the Loans will be used by the Company to refinance existing debt of the Company and for general corporate purposes.

       3. The Australian Lenders are willing, on the terms and subject to the conditions herein set forth, to extend such commitments and make such extensions of credit to the Company.

       4. The Company, the Australian Lenders, the Global Administrative Agent, the Australian Administrative Agent and the Arrangers hereby agree as follows:


                                   ARTICLE I

                     DEFINITIONS AND TERMS OF CONSTRUCTION

       1.1. Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and the plural forms thereof):

       "Accepting Lender" is defined in Section 2.2.

       "Acquisition" means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Company or any of the Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency).

       "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Australian Lenders or any of them to the Company on the same Borrowing Date and for the same Interest Period, which results in an increase in the aggregate amount of outstanding Loans under this Agreement.

       "Affiliate" of any Person means any Person directly or indirectly controlling, controlled by or under direct or indirect common control of such Person; provided, however, notwithstanding the foregoing, the definition of

"Affiliate" shall not include any Subsidiary of the Company. A Person shall be deemed to control another Person if the controlling Person owns directly or indirectly 20% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

       "Agents" means each of the Global Administrative Agent, the Australian Administrative Agent, the Arrangers, and the Engineering Banks.

       "Agreed Currency" is defined in Section 6.9(a).

       "Aggregate Commitment" means, as of the time a determination thereof is to be made, the sum of the Commitments of all the Australian Lenders hereunder, being $125,000,000 as of the date hereof, and as reduced from time to time after the date hereof pursuant to Sections 4.5 and 13.1.

       "Agreement" means this Credit Agreement, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

       "Agreement Accounting Principles" means, on any date, those generally accepted accounting principles applied in preparing the financial statements referred to in Section 8.4.

       "Anniversary Date" means any October 31, with the first such date being October 31, 1997.

       "Annual Certificate of Extension" means a certificate of the Parent and the Company, executed by an Authorized Officer and delivered to the Global Administrative Agent and the Australian Administrative Agent, which requests an extension of the then scheduled Termination Date pursuant to Section 2.2.

       "Apache Energy Limited" means Apache Energy Limited (ACN 009 301 964), a corporation organized under the laws of the State of Western Australia, Australia.

       "Apache Oil Australia" means Apache Oil Australia Pty. Limited (ACN 050 611 688), a corporation organized under the laws of the State of New South Wales, Australia.

       "Approved Australian Lender" means Australian banks which have a long term debt rating of A/A2 or better or short term A1/P1 or better (domestically or internationally, whichever is the higher rating) by S&P or Moody's (or any replacement rating classification by either S&P or Moody's which is determined in substantially the same manner).

       "Approved Engineers' Report" shall have the meaning ascribed to such term in the U.S. Credit Agreement (without amendment except as permitted pursuant to the Intercreditor Agreement).

       "Arranger" means each of First Chicago Capital Markets, Inc. and Chase Securities Inc. in their respective capacities as arrangers pursuant to Article XV.

       "Australian Administrative Agent" means Chase Securities Australia Limited (ACN 002 888 011) in its capacity as Administrative Agent for the lenders party to the Australian Credit Agreement and any successor thereto.

       "Australian Lenders" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns in accordance with Section 17.3 (including any commercial lending institution becoming a party hereto pursuant to a Substitution Certificate) or otherwise by operation of law.

       "Australian Loan Documents" means this Agreement, the Notes, the Guaranties, the Substitution Certificates, the agreement with respect to fees described in Section 2.4(b), the Intercreditor Agreement and the

Indemnity Agreements, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

       "Authorized Officer" means, with respect to the Company, the President, the Vice President and Chief Financial Officer and the Treasurer of the Company, and any officer of the Company specified as such to the Australian Administrative Agent and the Global Administrative Agent in writing by any of the aforementioned officers of the Company, or, with respect to the Parent, the Chairman, the President, the Vice President and Chief Financial Officer and the Treasurer of the Parent, and any officer of the Parent, specified as such to the Global Administrative Agent in writing by any of the aforementioned officers of the Parent.

       "Borrowing Base Debt" shall have the meaning ascribed to such term in the U.S. Credit Agreement (without amendment except as permitted pursuant to the Intercreditor Agreement).

       "Borrowing Base Subsidiary" means, at any time, any Subsidiary of the Company which owns or controls any Properties and any Subsidiary that owns or controls, directly or indirectly, another Subsidiary that owns or controls any Properties. The Borrowing Base Subsidiaries of the Company as of the Global Effective Date are listed on Schedule 8.8 hereto.

       "Borrowing Date" means any Business Day on which an Advance is made hereunder.

       "Borrowing Notice" is defined in Section 3.3.

       "Business Day" means a weekday on which (a) (for the purpose of determining the Eurodollar Base Rate under paragraph (b) of that definition) the relevant financial markets are open in London; (b) (except for the purpose stated in paragraph (a)) banks are open for business in Sydney and Melbourne; and (c) in the case where a payment is to be made, banks are open for business in New York City, Sydney and Melbourne.

       "Canadian Administrative Agent" means Bank of Montreal in its capacity as administrative agent for the lenders party to the Canadian Credit Agreement and any successor thereto.

       "Canadian Borrowers" means Apache Canada Ltd., a corporation organized under the laws of the Province of Alberta, Canada.

       "Canadian Commitments" has the meaning of the term "Aggregate Commitment" as defined in the Canadian Credit Agreement.

       "Canadian Credit Agreement" means that certain Credit Agreement of even date herewith among the Canadian Borrower, the Canadian Lenders, The First National Bank of Chicago, as Global Administrative Agent, the Canadian Administrative Agent, First Chicago Capital Markets, Inc., as Arranger, and Chase Securities Inc., as Arranger, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

       "Canadian Lenders" means the financial institutions listed on the signature pages of the Canadian Credit Agreement and their respective successors and assigns.

       "Canadian Loan Documents" means the Canadian Credit Agreement, any notes, any guaranties, any assignment agreements, the agreement with respect to fees, the Intercreditor Agreement and the Indemnity Agreements, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

       "Capitalized Lease" means, with any respect to a Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

       "Capitalized Lease Obligations" means, with respect to a Person, the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

       "Cash Equivalent Investment" means, at any time:

              (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or by the Government of Australia;

              (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by any Agent or any Agent's holding company, or by (i) a corporation (other than the Parent or an Affiliate of the Parent) organized under the laws of any state of Australia or any state of the United States or of the District of Columbia and rated A-1 by S&P or P-1 by Moody's, or (ii) any Combined Lender (or its holding company) which has (or which at the time is a subsidiary of a holding company which has) a Qualified Long Term Rating, or which is an Approved Australian Lender; or

              (c) any certificate of deposit, time deposit or banker's acceptance, maturing not more than one year after such time, which is issued or accepted by any Agent or any Agent's holding company, or by either (i) an Australian bank which has a combined capital and surplus and undivided profits of not less than $500,000,000, which has (or which at the time is a subsidiary of a holding company which has) a Qualified Long Term Rating, (ii) any Combined Lender which has (or which is a subsidiary of a holding company which has) a Qualified Long Term Rating, or (iii) any Approved Australian Lender.

       "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

       "Change in Control" means:

                     (a) the failure by the Company to own, free and clear of all Liens or encumbrances, 100% of the outstanding capital stock of any Subsidiary which is a Guarantor on a fully diluted basis, except as a result of the merger of any such Subsidiary into the Company or any Subsidiary of the Company pursuant to
              Section 11.2; provided, however, that, in the event of a merger of any such Subsidiary with a Subsidiary, such Subsidiary shall at its own expense deliver to the Australian Administrative Agent a duly executed Guaranty, substantially in the form of Exhibit H, together with such related documents and opinions as the Australian Administrative Agent may request; or

                     (b) the failure by the Company to own, directly or indirectly, free and clear of all Liens, other than Liens permitted under Section 11.5 hereof, 100% of the outstanding capital stock of each Borrowing Base Subsidiary on a fully diluted basis except as a result of a merger of such Borrowing Base Subsidiary with the Company, another Borrowing Base Subsidiary or with any other Person as permitted pursuant to
              Section 11.2, or as a result of a sale of such Borrowing Base Subsidiaries as permitted pursuant to Section 11.3; or

                     (c) the failure by the Parent to own, directly or indirectly, free and clear of all Liens, other than Liens permitted under Section 11.5 of the U.S. Credit Agreement, not less than 95% of the outstanding capital stock of the Company on a fully diluted basis.

       "Chase" means The Chase Manhattan Bank, in its individual capacity and its successors.

       "Claims" is defined in Section 14.7.

       "Combined Commitments" means, at any time, the aggregate of the Aggregate Commitments, the U.S. Commitments and the Canadian Commitments at such time.

       "Combined Lenders" means the Canadian Lenders, the U.S. Lenders and the Australian Lenders.

       "Combined Required Lenders" means, at any time, Combined Lenders having greater than 66-2/3% of the aggregate amount of the Combined Commitments at such time.

       "Commitment" means, with respect to each Australian Lender, the obligation of such Australian Lender to make Loans not exceeding the amount set forth as its Commitment opposite its signature below or in the relevant Substitution Certificate, as such amount may be modified from time to time pursuant to the provisions of this Agreement, including any Substitution Certificate executed by such Australian Lender and its Substituting Lender and delivered pursuant to Section 17.3 and any reduction pursuant to Sections 4.5, or 13.1; it being understood, however, that a change in the Global Borrowing Base does not constitute a modification of any Commitment.

       "Company" is defined in the Preamble.

       "Consolidated Interest Expense" means, for any period for which a determination thereof is to be made, total interest expense, whether paid or accrued (but excluding that attributable to Capitalized Leases), of the Parent and its Consolidated Subsidiaries on a consolidated basis including, without limitation, all commissions, discounts and other fees and charges owing with respect to letters of credit and bankers' acceptance financing.

       "Consolidated Net Income" means, for any period for which a determination thereof is to be made, the net income (or loss) after taxes of the Parent and its Consolidated Subsidiaries on a consolidated basis for such period taken as a single accounting period; provided that there shall be excluded the income (or loss) of any Affiliate of the Parent or other Person (other than a Consolidated Subsidiary of the Parent) in which any Person (other than the Parent or any of the Consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent or any of the Consolidated Subsidiaries by such Affiliate or other Person during such period.

       "Consolidated Subsidiary" means, in relation to any Person, as of the time a determination thereof is to be made, any Subsidiary or other entity the accounts of which would be consolidated with those of the Person in its consolidated financial statements if such statements were prepared as of such date.

       "Consolidated Tangible Net Worth" means, as of the time a determination thereof is to be made, the consolidated stockholders' equity of the Parent and its Consolidated Subsidiaries, less their consolidated intangible assets, all determined as of such date in accordance with Agreement Accounting Principles.

       "Continuation Notice" means a notice by means of telecopy or telephone (confirmed in writing promptly thereafter if by telephone) of continuation, which notice shall specify the principal amount to be continued, the date of such continuation and the Interest Period, which notice, when delivered by telecopy or confirmed in writing, shall be substantially in the form of Exhibit E and executed on behalf of the Company by an Authorized Officer.

       "Debt" means all Indebtedness of the type referred to in clauses (i),
(ii), (iii), (iv) and (v) of the definition of Indebtedness.

       "Debt/Capitalization Ratio" means, as of the time a determination thereof is to be made, the ratio expressed as a decimal of (x) the aggregate outstanding amount of the consolidated Debt of the Parent and its Consolidated

Subsidiaries, to (y) the sum of the consolidated stockholders' equity of the Parent and its Consolidated Subsidiaries plus the aggregate outstanding amount of the consolidated Debt of the Parent and its Consolidated Subsidiaries; provided, however, that, for purposes of the definition of Eurodollar Spread, the Debt/Capitalization Ratio on each day commencing on the forty-fifth (45th) day following the end of a calendar quarter shall be deemed to be the lesser of
(a) the Debt/Capitalization Ratio as of the end of such calendar quarter and
(b) the Debt/Capitalization Ratio as of the final day of the month following the end of such calendar quarter, in each case based on a certificate received by the Global Administrative Agent and the U.S. Lenders from an Authorized Officer of the Parent pursuant to Section 9.1(k) of the U.S. Credit Agreement; provided, further, that until the forty-fifth (45th) day following the calendar quarter ending September 30, 1996, the Debt/Capitalization Ratio shall be deemed to be "(0.55" for purposes of the definition of Eurodollar Spread and the calculation of applicable fees.

       "Debt Limit Excession" means the condition existing at any time prior to the Termination Date in which the outstanding principal balance of the Borrowing Base Debt as of such date exceeds the Global Borrowing Base as of such date.

       "Declining Lender" is defined in Section 2.2.

       "Default" means any event described in Article XII.

       "Downgrade Condition" shall have the meaning assigned to such term in the U.S. Credit Agreement (without amendment except as permitted pursuant to the Intercreditor Agreement).

       "EBITDDA" means, for any period for which a determination thereof is to be made, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) depreciation expense and depletion expense, (iv) amortization expense, (v) federal and state taxes, (vi) other non-cash charges and expenses and (vii) any losses arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income less any gains arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income, all as determined on a consolidated basis for the Parent and its Consolidated Subsidiaries.

       "Engineering Bank" means each of First Chicago and Chase in their respective capacities as Engineering Banks.

       "Environmental Law" means any federal, state, provincial, territorial or local statute (including for example and without limitation, the Environmental Protection Act 1986 (WA), Explosives & Dangerous Goods Act 1961 (WA), Mining Act (WA), Clean Air Act 1961 (NSW), Clean Water Act 1970 (NSW), Noise Control Act 1975 (NSW), Dangerous Goods Act 1975 (NSW), Environmentally Hazardous Chemicals Act 1985 (NSW), Waste Minimisation & Management Act 1995 (NSW), Environmental Offenses & Penalties Act 1989 (NSW), Pollution Act 1970 (NSW), Environmental Planning & Assessment Act 1979 (NSW) and the Environmental Protection (Impact of Proposals) Act of 1974 Commonwealth of Australia), or rule or regulation promulgated thereunder, any judicial or administrative order or judgment or written administrative request to which the Company or any Subsidiary is party or any of which are applicable to the Company or any Subsidiary or the Properties (whether or not by consent), and any provision or condition of any permit, license or other governmental operating authorization, relating to (A) protection of the environment, persons or the public welfare from actual or potential exposure for the effects of exposure to any actual or potential release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant or toxic, corrosive, hazardous, or non-hazardous substance or waste, including petroleum; (B) occupational or public health or safety; or (C) planning.

       "Equivalent Amount" in one currency (the "first currency") of an amount in another currency (the "other currency") means the amount of the first currency which is required to purchase such amount of the other currency at the rate determined on the basis of the Spot Rate of Exchange for the other currency against the first currency at the time of determination.

       "Eurodollar Advance" means a Revolving Advance which bears interest at a Eurodollar Rate.

       "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, (a) the rate determined by the Australian Administrative Agent to be the arithmetic mean of the rates displayed on the Reuters screen LIBO page for a term equivalent or approximate equivalent to that Interest Period for the value date which is the first day of that Interest Period; or (b) if (i) for any reason there are no rates displayed for a term equivalent or approximate equivalent to that Interest Period or (ii) the basis on which those rates are displayed is changed and in the opinion of the Australian Administrative Agent those rates cease to reflect the Australian Lenders' cost of funding to the same extent as at the date of this Agreement, then the "Eurodollar Base Rate" will be (x) if all Australian Lenders and the Company agree to such a rate, the rate determined by the Australian Administrative Agent to be the appropriate equivalent having regard to prevailing market conditions, or (y) if no agreement as contemplated in (x) above is reached by 4:00 p.m. (Sydney time) on the day prior to the first day of the relevant Interest Period, the rate determined by the Australian Administrative Agent to be the average of the rates quoted to it by three leading banks selected by it in the London interbank market at or about 11 a.m. (London time) two Business Days before that Interest Period for the making of deposits in U.S. Dollars with other leading banks in the London interbank market for a term equivalent or approximately equivalent to that Interest Period. The Eurodollar Base Rate shall be rounded, if not a whole number multiple of 1/16 of 1%, to the next higher 1/16 of 1%.

       "Eurodollar Loan" means a Loan which bears interest at a Eurodollar
Rate.

       "Eurodollar Rate" means, with respect to a Eurodollar Loan or Eurodollar Advance for each day during the relevant Interest Period, the sum of (i) the Eurodollar Base Rate applicable to that Interest Period plus (ii) the Eurodollar Spread applicable to that day. The Eurodollar Rate shall be rounded, if not a whole number multiple of 1/16 of 1%, to the next higher 1/16 of 1%.

       "Eurodollar Spread" means, on any date and with respect to each Eurodollar Advance, the applicable rate per annum set forth in Schedule A based on the applicable Rating Level and Debt/Capitalization Ratio on such date.

       "Excluded Principal Debt" shall have the meaning ascribed to such term in the U.S. Credit Agreement (without amendment except as permitted pursuant to the Intercreditor Agreement).

       "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors and assigns.

       "Global Administrative Agent" means The First National Bank of Chicago or any Affiliate thereof in its capacity as global administrative agent for the Combined Lenders pursuant to Article XV, and not in its individual capacity as a U.S. Lender or in its capacity as an Engineering Bank and any successor Global Administrative Agent appointed pursuant to Article XV.

       "Global Borrowing Base" shall have the meaning ascribed to such term in the U.S. Credit Agreement (without amendment except as permitted pursuant to the Intercreditor Agreement).

       "Global Credit Facility Debt" shall have the meaning ascribed to such term in the U.S. Credit Agreement (without amendment except as permitted pursuant to the Intercreditor Agreement).

       "Global Effective Date" means a date agreed upon by the Parent, the Company, the Arrangers, the Australian Administrative Agent and the Global Administrative Agent as the date on which the conditions precedent set forth in
Section 7.1 of this Agreement have been satisfied.

       "Global Effectiveness Notice" means a notice and certificate of the Parent and the Company properly executed by an Authorized Officer of each the Parent and the Company addressed to the Combined Lenders and delivered to the Global Administrative Agent, in sufficient number of counterparts to provide one for each Combined Lender and each Agent, whereby the Parent and the Company certify satisfaction of all the conditions precedent to the effectiveness under
Section 7.1 of this Agreement, under Section 7.1 of the Canadian Credit Agreement and under Section 7.1 of the U.S. Credit Agreement.

       "Global Loan Documents" means the U.S. Loan Documents, the Australian Loan Documents, the Canadian Loan Documents, the Intercreditor Agreement and Indemnity Agreements, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

       "Guaranteed Obligation" means, with respect to any Person as of the time a determination thereof is to be made (without duplication), (i) any obligation, contingent or otherwise, of any such Person whether as guarantor, surety or otherwise with respect to any Indebtedness (other than Indebtedness for which the Company or any Borrowing Base Subsidiary of the Company is the primary obligor), and (ii) any obligation to a foreign government or foreign governmental agency under which such Person must either perform or pay a sum of money in lieu of performance; provided, however, that any obligation of any Person which is Indebtedness of the Company or one or more of its Borrowing Base Subsidiaries shall not be a Guaranteed Obligation of such Person for purposes of this Agreement; and provided further that obligations pursuant to any oil, gas and/or mineral lease, farm-out agreement, division order, contract for the sale, exchange or processing of oil, gas and/or other hydrocarbons, unitization and pooling declaration and agreement, operating agreement, development agreement, area of mutual interest agreement, marketing agreement or arrangement, forward sales of Hydrocarbons and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom are not Guaranteed Obligations for purposes of this definition.

       "Guarantor" means any Subsidiary of the Company which is a guarantor pursuant to a Guaranty in favor of the Agents and the Australian Lenders delivered pursuant to Section 9.11.

       "Guaranty" means each deed of guaranty delivered pursuant to either
Section 7.1 or Section 9.11, or as required by the definition of "Change of Control", in each case as such guaranty may from time to time be amended, supplemented, restated, reaffirmed or otherwise modified.

       "Hazardous Material" means (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum, crude oil or any fraction thereof;
(d) any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law; (e) any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. Section 2011 et. seq., and any amendments or reauthorizations thereof; (f) asbestos-containing materials in any form or condition; or (g) polychlorinated biphenyls in any form or condition.

       "Highest Lawful Rate" is defined in Section 3.2.

       "Hydrocarbon Interests" means leasehold and other interests in or under leases with respect to property located in Australia and any other countries acceptable to the Combined Required Lenders, mineral fee interests, production sharing contracts, overriding royalty and royalty interests, net profit interests and production payment interests, insofar and only insofar as such interests relate to Hydrocarbons located in the United States of America, Canada, Australia and any other countries acceptable to the Combined Required Lenders, including any reserved or residual interests of whatever nature.

       "Hydrocarbons" means oil, gas and all other liquid or gaseous hydrocarbons and all products refined therefrom and all other minerals and substances, including sulfur, geothermal steam, water, carbon dioxide, helium and any and all other minerals, ores or substances of value and the products and proceeds therefrom.

       "include" or "including" means including without limiting the generality of any description preceding such terms, and, for purposes of this Agreement and each other Australian Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

       "Indebtedness" means, with respect to a Person at any time, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services, including obligations payable out of Hydrocarbon production, other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens (other than Liens permitted by Section 11.5, clauses (a) through (d) or clauses (f) through
(m)) or payable out of the proceeds of production from property now or hereafter owned or acquired by such Person, (iv) obligations (other than the obligations previously described in clauses (i), (ii), or (iii) of this definition) which are evidenced by notes, bonds, debentures, bankers' acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates, (vii) net liabilities under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect a person against fluctuations in oil or gas prices provided that, each such contract will be marked-to-market and the gain or loss on each such contract and any amounts on deposit with any counterparties or exchanges shall be included in determining such Person's net liability with respect to such contract, (viii) obligations, contingent or otherwise, relative to the amount of all letters of credit, whether or not drawn, and (ix) all Guaranteed Obligations of such Person in respect of any of the foregoing; provided, however, that "Indebtedness" shall not include any amounts included as deferred credits on the financial statements of such Person or of a consolidated group including such Person, determined in accordance with Agreement Accounting Principles; provided further that for purposes of the foregoing clauses (ii),
(iii) and (ix) and the "other instruments" described in the foregoing clause
(iv), obligations pursuant to any oil, gas and/or mineral lease, farm-out agreement, division order, contract for the exchange or processing of oil, gas and/or other hydrocarbons, unitization and pooling declaration and agreement, operating agreement, development agreement, area of mutual interest agreement, marketing agreement or arrangement, forward sales of Hydrocarbons, and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom shall not be Indebtedness.

       "Indemnified Person" is defined in Section 14.7.

       "Indemnity Agreements" means (i) that certain letter agreement, dated as of October 31, 1996, among the Company, the Global Administrative Agent, the Australian Administrative Agent, the Canadian Administrative Agent and the Combined Lenders, (ii) that certain letter agreement, dated as of October 31, 1996, among the Canadian Borrower, the Global Administrative Agent the Australian Administrative Agent, the Canadian Administrative Agent and the Combined Lenders, and (iii) that certain letter agreement, dated as of October 31, 1996, among the Parent, the Global Administrative Agent, the Australian Administrative Agent, the Canadian Administrative Agent and the Combined Lenders, each in form and substance acceptable to the Agents and the Arrangers, as each may be amended, supplemented, restated or otherwise modified from time to time.

       "Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith among the Global Administrative Agent, the Co-Agent (as defined in the U.S. Credit Agreement), the Canadian Administrative Agent, the Australian Administrative Agent, the Arrangers and the Combined Lenders, in form and substance acceptable to the Agents and the Arrangers, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

       "Interest Period" means, with respect to a Eurodollar Advance, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one
(1), two (2), three (3) or six (6) thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in the next month, such Interest Period shall end on the immediately preceding Business Day.

       "Investment" means, with respect to any Person, any loan, advance, extension of credit (excluding accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, notes, debentures or other securities of any other Person made by such Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

       "Judgment Currency" is defined in Section 6.9(b).

       "Lending Installation" means any office, branch, subsidiary or affiliate of any Australian Lender or the Australian Administrative Agent.

       "Lien" means any interest in assets or property securing an obligation owed to, or a claim by, a Person other than the owner of the asset or property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including any security interest, mortgage, pledge, lien, claim, charge, encumbrance, contract for deed, installment sales contract, production payment, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any Person's assets or properties in favor of any other Person.

       "Loan" means, with respect to a Australian Lender, a revolving loan made by such Australian Lender pursuant to Sections 2.1 and 3.3 as the result of a Borrowing Notice from the Company requesting an Advance.

       "Material Adverse Effect" means with respect to any matter that such matter (i) could reasonably be expected to materially and adversely affect the assets, business, properties, condition (financial or otherwise), prospects, or results of operations of the Company and its Subsidiaries, taken as a whole, or the value or condition of the Properties taken as a whole, or the ability of the Company or any Subsidiary of the Company which is a party to a Australian Loan Document to perform its respective obligations under any of the Australian Loan Documents to which it is party, or (ii) has been brought by or before any court or arbitrator or any governmental body, agency or official, and draws into question or otherwise has or reasonably could be expected to have a material adverse effect on the validity or enforceability of any material provision of any Australian Loan Document against any obligor party thereto or the rights, remedies and benefits available to the Agents and the Australian Lenders under the Australian Loan Documents, respectively.

       "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

       "1996 Engineers' Report" means those certain Supplemental Reserve Reports as of January 1, 1996 of the Parent's engineers, Ryder Scott Company Petroleum Engineers, dated as of April 16, 1996, with respect to the Properties, copies of which have been delivered to the Global Administrative Agent, the Australian Administrative Agent and each of the Australian Lenders.

       "Non-Borrowing Base Subsidiary" means, at any time, any Subsidiary of the Company which is not a Borrowing Base Subsidiary.

       "Note" means a promissory note in substantially the form of Exhibit A hereto (with appropriate insertions and deletions), duly executed and delivered to the Australian Administrative Agent by the Company and payable to the order of a Australian Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

       "Notice of Substitution" is defined in Section 17.3(b).

       "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid facility fees, and all other obligations of the Company or any Subsidiary to any Australian Lender or any Agent, whether or not contingent, arising under or in connection with any of the Australian Loan Documents, and all obligations in respect of any interest rate swap or interest rate cap or collar agreement or other interest rate hedging agreement entered into by the Company or any Subsidiary with any Australian Lender.

       "or" as used in this Agreement is not exclusive.

       "Original Termination Date" means October 31, 2001.

       "Other Currency" is defined in Section 6.9(a).

       "Parent" means Apache Corporation, a corporation organized under the laws of the State of Delaware.

       "Parent's Engineers' Report" shall have the meaning ascribed to "Company's Engineers' Report" in the U.S. Credit Agreement (without amendment except as permitted pursuant to the Intercreditor Agreement).

       "Participant" is defined in Section 17.2(a).

       "Payment Date" means the second day of January and the first day of each April, July and October of each calendar year, commencing January 2, 1997.

       "Person" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

       "Projections" means the Parent's Operations and Financial Summary Data consisting of the Company Case dated April 19, 1996 and the Liquidating Case dated April 19, 1996.

       "Properties" shall have the meaning ascribed to such term in the U.S. Credit Agreement (without amendment except as permitted pursuant to the Intercreditor Agreement).

       "Purchaser" is defined in Section 17.3(a).

       "Qualified Long Term Rating" means in respect of any Person, a Person which has senior, unsecured long-term debt rated either A- or higher by S&P or A(3) or higher by Moody's.

       "Rating Level" shall have the meaning ascribed to such term in the U.S. Credit Agreement (without amendment except as permitted pursuant to the Intercreditor Agreement).

       "Reference Lenders" means First Chicago and Chase.

       "Regulation U" means any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said Board of Governors or any successor Person relating to the extension of credit for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System or any successor Person.

       "Release" means a "release," as such term is defined in CERCLA.

       "Replacement Lender" is defined in Section 2.2.

       "Required Lenders" means, as of any date of determination, Australian Lenders having in the aggregate at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Australian Lenders holding at least 66-2/3% of the then outstanding principal amount of the Loans.

       "Revolving Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Australian Lenders or any of them to the Company on the same Borrowing Date for the same Interest Period.

       "S&P" means Standard & Poor's Ratings Service and any successor thereto that is a nationally-recognized rating agency.

       "Sale" means any sale, transfer, assignment, lease, conveyance, exchange, swap or other disposition.

       "Schedules" means Schedules A, 8.8, 11.1 and 11.10 hereto.

       "Solvent" means, with respect to any Person at any time, a condition under which

              (a) the fair saleable value of such Person's assets is, on the date of determination, greater than the total amount of such Person's liabilities (including contingent and unliquidated liabilities) at such time;

              (b) such Person is able to pay all of its debts as and when they become due and payable; and

              (c) such Person does not have unreasonably small capital with which to conduct its business.

For purposes of this definition (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

       "Spot Rate of Exchange" means, on any date, the Australian
Administrative Agent's rate of exchange between two currencies at or about noon (Sydney time) on that day for value on the Second Business Day after that date.

       "Subsidiary" means, with respect to any Person, any other Person more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person; provided, that with respect to the Company, Subsidiaries shall include any Person more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

       "Substitution Certificate" means a certificate executed by a retiring Australian Lender and a substituting Australian Lender pursuant to Section 17.3 substantially in the form of Exhibit D hereto.

       "Termination Date" means the Original Termination Date, or such other later date as may result from any extension requested by the Company and consented to by the Australian Lenders pursuant to Section 2.2.

       "Transferee" is defined in Section 17.4.

       "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

       "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

       "U.S. Commitments" has the meaning of the term "Aggregate Commitment" as defined in the U.S. Credit Agreement.

       "U.S. Credit Agreement" means that certain Fourth Amended and Restated Credit Agreement of even date herewith among the Parent, the U.S. Lenders, The First National Bank of Chicago, as Global Administrative Agent, the Chase Manhattan Bank, as Co-Agent, First Chicago Capital Markets, Inc., as Arranger, and Chase Securities Inc., as Arranger, as it may be amended, supplemented, restated or otherwise modified from time to time.

       "U.S. Lenders" means the financial institutions listed on the signature pages of the U.S. Credit Agreement and their respective successors and assigns.

       "U.S. Loan Documents" means the U.S. Credit Agreement, any notes, any guaranties, any assignment agreements, the agreement with respect to fees, the Intercreditor Agreement and the Indemnity Agreements, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

       1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Schedule and Exhibit hereto and in each Note, Borrowing Notice, Continuation Notice, Australian Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Australian Loan Document.

       1.3. Cross References. Unless otherwise specified, references in this Agreement and in each other Australian Loan Document to any Article, Section, Exhibit or Schedule are references to such Article or Section of or Schedule or Exhibit to this Agreement or such other Australian Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

       1.4. Accounting and Financial Determination. Unless otherwise specified, all accounting terms used herein or in any other Australian Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder, and all financial statements required to be delivered hereunder or thereunder, shall be prepared in accordance with, the Agreement Accounting Principles.

       1.5. Currency References. Unless otherwise specified herein, all dollar amounts expressed herein shall refer to U.S. Dollars. Except as otherwise herein specified, for purposes of calculating compliance with the terms of this Agreement and the other Australian Loan Documents (including for purposes of calculating compliance with the covenants), any other obligation or calculation shall be converted to its Equivalent Amount in U.S. Dollars.


                                   ARTICLE II

                                  THE FACILITY

       2.1.   The Facility.

       (a) Description of Facility. On the terms and subject to the conditions set forth in this Agreement (including satisfaction of the conditions precedent set forth in Article VII), the Australian Lenders grant to the Company a revolving credit facility pursuant to which, and upon the terms and conditions herein set out, each Australian Lender severally agrees to make Loans to the Company in accordance with this Section and Article III. Apache Energy Limited and Apache Oil Australia shall be jointly and severally liable for all Obligations under this Agreement and the other Australian Loan Documents.

       (b) Facility Amount. In no event may the aggregate principal amount of all outstanding Loans exceed the lesser of the Aggregate Commitment or the Global Borrowing Base and no Australian Lender shall be obligated to make any Loan hereunder if, after giving effect to such Loan, the sum of the aggregate outstanding principal amount of all Borrowing Base Debt would exceed the Global Borrowing Base; provided that if the Company shall have requested an Advance the proceeds of which will be used to repay outstanding Borrowing Base Debt and so long as no Default or Unmatured Default shall have occurred and be continuing, then, with respect to the calculations set forth in this subsection, such Advance shall not be included within the amount of outstanding Loans and outstanding Borrowing Base Debt until 5:00 p.m. (U.S. Central Time ("Central Time")) on the day of such Advance; provided, further, that the continuation of any Eurodollar Loan as a Eurodollar Loan with an Interest Period of one month or any such shorter period permitted pursuant to the following proviso shall not be deemed to be a borrowing of a Loan for purposes of this subsection or an Advance during the applicable period provided in
Section 4.1(a) for the Company to make a mandatory payments because of a Debt Limit Excession; provided, further, that, upon the request of the Company for the continuation of a Eurodollar Loan as a Eurodollar Loan with an Interest Period of less than one month, the Australian Administrative Agent, after obtaining the consent of the Australian Lenders, will use reasonable efforts to continue such a Eurodollar Loan as a Eurodollar Loan of the requested duration.


       (c) All Loans. Subject to the terms and conditions of this Agreement, the Company may borrow, repay and reborrow all Loans made under this Agreement in U.S. Dollars at any time prior to the Termination Date. The obligations of the Australian Lenders to make Loans shall cease on the Termination Date, and any and all Loans outstanding on such date shall be due and payable on such date.

       (d) Revolving Advances. Each Revolving Advance hereunder shall consist of borrowings made from the several Australian Lenders ratably in proportion to the amounts of their respective Commitments.

       2.2.   Extension of Termination Date and of Aggregate Commitment.

       (a) Subject to the other provisions of this Agreement, the Aggregate Commitment shall be effective for an initial period from the Global Effective Date to the Original Termination Date; provided that the Termination Date, and concomitantly the Aggregate Commitment, may be extended for successive one year periods expiring on the date which is one (1) year from the then scheduled Termination Date. If the Company shall request in an Annual Certificate of Extension delivered to the Global Administrative Agent and the Australian Administrative Agent concurrently with delivery by the Parent under the U.S. Credit Agreement of the Approved Engineers' Report delivered prior to the then scheduled Termination Date that the Termination Date be extended for one year from the then scheduled Termination Date, then the Australian Administrative Agent shall promptly notify each Australian

Lender of such request and each Australian Lender shall notify the Australian Administrative Agent, no later than the next date by which each Australian Lender is required, pursuant to Section 2.3(a) of the U.S. Credit Agreement, to approve or disapprove the Engineering Banks' determination of the Global Borrowing Base, and whether such Australian Lender, in the exercise of its sole discretion, will extend the Termination Date for such one year period. Any Australian Lender which shall not timely notify the Australian Administrative Agent whether it will extend the Termination Date shall be deemed to not have agreed to extend the Termination Date. No Australian Lender shall have any obligation whatsoever to agree to extend the Termination Date. Any agreement to extend the Termination Date by any Australian Lender shall be irrevocable, except as provided in Section 2.2(c).

       (b)    If all the Australian Lenders notify the Australian
Administrative Agent pursuant to clause (a) of this Section 2.2 of their agreement to extend the Termination Date, then the Australian Administrative Agent shall so notify the Global Administrative Agent, each Australian Lender and the Company, and such extension shall be effective without other or further action by any party hereto for such additional one year period.

       (c) If Australian Lenders constituting at least the Required Lenders approve the extension of the then scheduled Termination Date (such Australian Lenders agreeing to extend the Termination Date herein called the "Accepting Lenders"), and if one or more of the Australian Lenders shall notify, or be deemed to notify, the Australian Administrative Agent pursuant to clause (a) of this Section 2.2 that they will not extend the then scheduled Termination Date (such Australian Lenders herein called the "Declining Lenders"), then (A) the Australian Administrative Agent shall promptly so notify the Company and the Accepting Lenders, (B) the Accepting Lenders shall, upon the Company's election to extend the then scheduled Termination Date in accordance with clause (i) or
(ii) below, extend the then scheduled Termination Date and (C) the Company shall pursuant to a notice delivered to the Global Administrative Agent, the Australian Administrative Agent, the Accepting Lenders and the Declining Lenders, no later than the tenth day following the date by which each Australian Lender is required, pursuant to Section 2.2(a), to approve or disapprove the requested extension of the Aggregate Commitment, either:

              (i) elect to extend the Termination Date with respect to the Accepting Lenders and direct the Declining Lenders to terminate their Commitments, which termination shall become effective on the date which would have been the Termination Date except for the operation of this
       Section 2.2. On such date, (x) the Company shall deliver a notice of the effectiveness of such termination to the Declining Lenders with a copy to the Global Administrative Agent and the Australian Administrative Agent and (y) the Company shall pay in full in immediately available funds all Obligations of the Company owing to the Declining Lenders and (z) upon the occurrence of the events set forth in clauses (x) and (y), the Declining Lenders shall each cease to be a Australian Lender hereunder for all purposes, other than for purposes of
       Article VI, Section 14.7 and the Indemnity Agreement, and shall cease to have any obligations or any Commitment hereunder, other than to the Agents pursuant to Section 15.8, and the Australian Administrative Agent shall promptly notify the Accepting Lenders, the Global Administrative Agent and the Company of the new Aggregate Commitment; or

              (ii) elect to extend the Termination Date with respect to the Accepting Lenders and, prior to or no later than the then scheduled Termination Date, (A) to replace one or more of the Declining Lender or Declining Lenders with another lender or lenders reasonably acceptable to the Australian Administrative Agent and the Global Administrative Agent (such lenders herein called the "Replacement Lenders") and (B) the Company shall pay in full in immediately available funds all Obligations of the Company owing to the Declining Lenders which are not being replaced, as provided in clause (i) above; provided that (x) the Replacement Lender or Replacement Lenders shall purchase, and the Declining Lender or Declining Lenders shall sell, the Notes of the Declining Lender or Declining Lenders being replaced and the Declining Lender's or Declining Lenders' rights hereunder without recourse or expense to, or warranty by, such Declining Lender or Declining Lenders being replaced for a purchase price equal to the aggregate outstanding principal amount of the Note or Notes payable to such Declining Lender or Declining Lenders plus any accrued but unpaid interest on such Note or Notes and accrued but unpaid fees in respect of such Declining Lender's or Declining Lenders' Loans and Commitments hereunder, and (y) all obligations of the Company owing under or in connection with this Agreement to the Declining Lender or Declining Lenders being replaced (including, without limitation, such increased costs, breakage fees payable under Section 6.3 and all other costs and expenses payable to each such Declining Lender) shall be paid in full in immediately available funds to such Declining Lender or Declining Lenders concurrently with such replacement, and (z) upon the payment of such amounts referred to in clauses (x) and (y), the Replacement Lender or Replacement Lenders shall each constitute an Australian Lender hereunder and the Declining Lender or Declining Lenders being so replaced shall no longer constitute an Australian Lender (other than for purposes of Article VI, Section 14.7 and the Indemnity Agreement), and shall no longer have any obligations hereunder, other than to the Agents pursuant to Section 15.8; or

              (iii) elect to revoke and cancel the extension request in such Annual Certificate of Extension by giving notice of such revocation and cancellation to the Global Administrative Agent and the Australian Administrative Agent (which shall promptly notify the Australian Lenders thereof) no later than the tenth day following the date by which each Australian Lender is required, pursuant to Section 2.2(a), to approve or disapprove the requested extension of the Termination Date, and concomitantly the Aggregate Commitment.

       If the Company fails to timely provide the election notice referred to in this clause(c), the Company shall be deemed to have revoked and cancelled the extension request in the Annual Certificate of Extension and to have elected not to extend the Termination Date, and the concomitant Aggregate Commitment, with respect to the Accepting Lenders, and, on the then scheduled Termination Date, the Company shall repay in full all Obligations under the Australian Loan Documents.

       2.3.   [Intentionally Omitted].

       2.4.   Facility Fee; Other Fees.

       (a) Facility Fee. The Company agrees to pay to the Australian Administrative Agent for the account of each Australian Lender a facility fee for the period from (and including) the date hereof to the Termination Date, at the applicable rates per annum set forth in Schedule A based on the applicable Rating Level on such Australian Lender's ratable portion of the Aggregate Commitment as in effect from time to time.

Facility fees accruing pursuant to this Section 2.4(a) shall be payable in arrears on each Payment Date hereafter and on the Termination Date. The effective date for any change in the Facility Fees accruing pursuant to this
Section 2.4(a) shall be any date on which a change in the applicable Rating Level occurs.

       (b) Agents' Fees. The Company shall pay to each Agent for its own respective account such fees in connection with this Agreement as previously have been agreed in writings between the Company and any such Agent (as such writings may hereafter be amended, supplemented, restated or otherwise modified and in effect).


                                  ARTICLE III

                                BORROWING; ETC.

       3.1. Method of Borrowing. Not later than 2:00 p.m. (New York time) on each Borrowing Date for Loans, each Australian Lender shall make available its Loan or Loans, in funds immediately available, to the Australian Administrative Agent by transferring or depositing such funds to the bank or account which the Australian Administrative Agent may specify in writing for that purpose from time to time. The Australian Administrative Agent will make the funds so received from the Australian Lenders with respect to Loans available to the Company by transferring or depositing such funds to the bank or account in Sydney or outside of Australia which the Company may specify in writing for that purpose.

       3.2. Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable interest, usury and criminal laws and, anything herein to the contrary notwithstanding, the obligations of the Company to an Australian Lender or any Agent under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Australian Lender or Agent limiting rates of interest which may be charged or collected by such Australian Lender or Agent. Accordingly, if the transactions contemplated hereby would be illegal, unenforceable, usurious or criminal under laws applicable to an Australian Lender or Agent (including the laws of any jurisdiction whose laws may be mandatorily applicable to such Australian Lender or Agent notwithstanding anything to the contrary in this Agreement or any other Australian Loan Document but subject to Section 3.8 hereof) then, in that event, notwithstanding anything to the contrary in this Agreement or any other Australian Loan Document, it is agreed as follows:

              (a) the provisions of this Section 3.2 shall govern and control;

              (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such Australian Lender or Agent shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to each Australian Lender and the Agent herein called the "Highest Lawful Rate"), and any excess shall be cancelled automatically and if theretofore paid shall be credited to the Company by such Australian Lender or Agent (or, if such consideration shall have been paid in full, such excess refunded to the Company);

              (c) all sums paid, or agreed to be paid, to such Australian Lender or Agent for the use, forbearance and detention of the indebtedness of the Company to such Australian Lender or Agent hereunder or under any Australian Loan Document shall, to the extent permitted by laws applicable to such Australian Lender or Agent, as the case may be, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

              (d)    if at any time the interest provided pursuant to this
       Section 3.2 or any other clause of this Agreement or any other Australian Loan Document, together with any other fees or compensation payable pursuant to this Agreement or any other Australian Loan Document and deemed interest under laws applicable to such Australian Lender or Agent, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees or compensation to accrue to such Australian Lender or Agent pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement or any other Australian Loan Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Australian Lender or Agent pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement or such other Australian Loan Document, as the case may be, and such fees or compensation deemed to be interest equals the amount of interest which would have accrued to such Australian Lender or Agent if a varying rate per annum equal to the interest provided pursuant to any other relevant Section hereof (other than this Section 3.2), as applicable, had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section 3.2; and

              (e) with the intent that the rate of interest herein shall at all times be lawful, and if the receipt of any funds owing hereunder or under any other agreement related hereto (including any of the other Australian Loan Documents) by such Australian Lender or Agent would cause such Australian Lender to charge the Company a criminal rate of interest, the Australian Lenders and the Agents agree that they will not require the payment or receipt thereof or a portion thereof which would cause a criminal rate of interest to be charged by such Australian Lender or Agent, as applicable, and if received such affected Australian Lender or Agent will return such funds to the Company so that the rate of interest paid by the Company shall not exceed a criminal rate of interest from the date this Agreement was entered into.

       3.3. Method of Selecting Interest Periods for Loans. The Company shall select the Interest Period applicable to each Revolving Advance from time to time. The Company shall give the Australian Administrative Agent irrevocable notice (a "Borrowing Notice") not later than noon (Sydney time) at least three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

              (i) that the Borrowing Notice is delivered under this Agreement,

              (ii) the Borrowing Date, which shall be a Business Day, of such Revolving Advance,

              (iii)  the aggregate amount of such Revolving Advance,

              (iv)   the Interest Period applicable thereto, and

              (v) an account or accounts in Sydney or outside of Australia for payment of the Advance previously designated to the Australian Administrative Agent by a written notice executed by an Authorized Officer of each of Apache Energy Limited and Apache Oil Australia.

Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined from time to time as applicable to such Eurodollar Advance. The Company shall select Interest Periods with respect to Eurodollar Advances so that it is not necessary to pay a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make the mandatory repayment on the Termination Date.

       3.4.   [Intentionally Omitted].

       3.5. Minimum Amount of Each Advance. Each requested Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof). No more than seven (7) Advances will be outstanding under this Agreement at any time.

       3.6. Continuation Elections. By providing a Continuation Notice to the Australian Administrative Agent on or before noon (Sydney time) on a Business Day, the Company may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 or the remaining balance of any Loans be continued as Eurodollar Loans (in the absence of delivery of a Continuation Notice with respect to any Eurodollar Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically continue as a Eurodollar Loan with an Interest Period of one month.

       3.7. Telephonic Notices. The Company hereby authorizes the Australian Lenders and the Australian Administrative Agent to extend Advances based on telephonic notices made by any Person or Persons the Australian Administrative Agent or any Australian Lender in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Australian Administrative Agent a written confirmation of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Australian Administrative Agent and the Australian Lenders, the records of the Australian Administrative Agent and the Australian Lenders shall govern absent manifest error.

       3.8. Rate after Maturity. Any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest for the remainder of the applicable Interest Period, at the rate (including the Eurodollar Spread) otherwise applicable to such Interest Period plus 2% per annum.

       3.9.   Interest Payment Dates; Determination of Interest and Fees.

       (a) Interest Payment Dates. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period and on any date on which such Eurodollar Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on each Eurodollar Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period.

       (b) Determination of Interest and Fees. Facility fees shall be calculated for actual days elapsed on the basis of a 365- or, if applicable, 366-day year, and all other interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Any change in the Eurodollar Spread attributable to a change in the Debt/Capitalization Ratio, if any, shall be effective on the forty-fifth (45th) day following the end of the calendar quarter in which occurred a change in Debt/Capitalization Ratio. Any change in the Eurodollar Spread attributable to a change in the Company's applicable Rating Level, if any, shall be effective on the same day as such change in the Company's applicable Rating Level.

       3.10. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Australian Administrative Agent will notify each Australian Lender of the contents of each commitment reduction notice (pursuant to Section 4.5), Borrowing Notice, Continuation Notice, and repayment notice received by it hereunder. The Australian Administrative Agent will notify each Australian Lender of the Eurodollar Rate applicable to each Eurodollar Advance promptly upon determination of such Eurodollar Rate.

       3.11. Non-Receipt of Funds by the Australian Administrative Agent. Unless the Company or an Australian Lender, as the case may be, notifies the Australian Administrative Agent prior to the date on which it is scheduled to make payment to the Australian Administrative Agent of (i) in the case of an Australian Lender, the proceeds of a Loan or (ii) in the case of the Company, a payment of principal, interest, fees or other amounts to the Australian Administrative Agent for the account of the Australian Lenders or any Agent, that it does not intend to make such payment, the Australian Administrative Agent may assume that such payment has been made. The Australian Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Australian Lender or the Company, as the case may be, has not in fact made such payment to the Australian Administrative Agent, the recipient of such payment shall, on demand by the Australian Administrative Agent, repay to the Australian Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Australian Administrative Agent until the date the Australian Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by an Australian Lender, a rate determined by the Australian Administrative Agent, in line with its usual practice, for advances of similar duration to financial institutions of the standing of the Australian Lender or
(ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan or, in the case of payments in respect of interest, fees or other amounts, at a rate equal to the Australian Administrative Agent's cost of funding such payments of interest, fees or other amounts.

                                   ARTICLE IV

              MANDATORY PAYMENTS; REDUCTIONS OF COMMITMENTS; ETC.

       4.1.   Mandatory Prepayments.

       (a) Mandatory Prepayments. To the extent that other payments have not been made to remedy the conditions described below, the Company shall:

       (i) if a Debt Limit Excession has occurred and is continuing, within 120 days, unless otherwise provided below, and prior to any payment (other than any scheduled payment) of any other Borrowing Base Debt make a mandatory prepayment on the Loans in an amount equal to the amount necessary to eliminate any such Debt Limit Excession together with all interest accrued on the amount of such prepayment to the date thereof;

       (ii) in the event that the issuance, assumption or creation of Borrowing Base Debt on any day which would cause a Debt Limit Excession effective as of 5:00 p.m. (Central Time) on such day, immediately, and in any event before 5:00 p.m. (Central Time), on such day make a mandatory prepayment on the Loans in an amount equal to the lesser of (x) the amount which would be necessary to eliminate such a Debt Limit Excession or (y) the aggregate principal amount of such Borrowing Base Debt issued, assumed or created on such day; and

       (iii) upon the consummation of any Sale of any Property or any Borrowing Base Subsidiary of the Parent constituting (and designated by the Parent in a notice to the Global Administrative Agent as constituting) a permitted Sale under clause (iii) or
              (iv) of Section 11.3 of the U.S. Credit Agreement which results in a Debt Limit Excession, promptly, and in any event within three (3) Business Days thereof, make a mandatory prepayment on the Loans in the amount necessary to eliminate such Debt Limit Excession.

Notwithstanding that the Company shall have the period in which to make any mandatory prepayment specified in this Section 4.1(a), (i) the Company shall not be entitled to borrow Loans during such period except as provided under
Section 2.1(b) and (ii) the Company shall make all other prepayments and payments required under or in connection with this Agreement; provided, that for purposes of the foregoing provisions of this sentence the continuation of any Eurodollar Loan as a Eurodollar Loan with an Interest period of one month or any such shorter period permitted pursuant to the following proviso during such period shall be deemed not to be the borrowing of a Loan; provided, further, that, upon the request of the Company for the continuation of a Eurodollar Loan as a Eurodollar Loan with an Interest Period of less than one month, the Australian Administrative Agent, after obtaining the consent of the Australian lenders, will use reasonable efforts to continue such a Eurodollar Loan as a Eurodollar Loan of the requested duration.

       (b) Application of Mandatory Prepayments. Each mandatory prepayment made under this Section 4.1 shall be applied (i) first, ratably among the Australian Lenders with respect to any principal and interest due in connection with Loans and (ii) second, after all amounts described in clause (i) have been satisfied, ratably to any other Obligations then due.

       4.2. Voluntary Prepayments. The Company may from time to time, at its option, prepay outstanding Advances, upon three (3) Business Days' prior notice to the Australian Administrative Agent; provided that each such prepayment shall be in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof without penalty or premium, except that if such prepayment of a Eurodollar Loan occurs prior to a last day of any applicable Interest Period, the Company shall also pay the amount specified in Section 6.3 at the time of such prepayment. Such prepayments shall be applied, at the Company's option, against outstanding Loans and against installments or amounts due on account thereof in such order of application as the Company shall direct; provided, that if the Company fails to direct an order of application at or prior to the time of such notice of prepayment, then such prepayments shall be applied (i) first, ratably among the Australian Lenders with respect to any principal and interest due in connection with Loans and
(ii) second, after all amounts described in clause (i) have been satisfied, ratably to any other Obligations then due; provided, further, that if, at the time of any such prepayment, any Default shall have occurred and shall be continuing, then the holders of the Obligations shall share such prepayment on a pro rata basis, based on the respective amount of Obligations owing to each such holder (whether or not matured and currently payable and whether consisting of principal, accrued interest, fees, expenses, indemnities or other types of Obligations) as of the date of occurrence of such Default.

       4.3. Method of Payment. All payments of principal, interest, and fees hereunder shall be made by 1:00 p.m. (New York time) on the date when due in immediately available funds to the Australian Administrative Agent to the account or bank in Sydney or outside of Australia the Australian Administrative Agent may nominate in writing from time to time for that purpose and shall be applied (i) first, ratably among the Australian Lenders with respect to any principal and interest due in connection with Loans and (ii) second, after all amounts described in clause (i) have been satisfied, ratably to any other Obligations then due; provided, however, that, if, at the time of any such payment, any Default shall have occurred and shall be continuing, then the holders of the Obligations shall share such payment on a pro rata basis, based on the respective amount of Obligations owing to each such holder (whether or not matured and currently payable and whether consisting of principal, accrued interest, fees, expenses, indemnities or other types of Obligations) as of the date of occurrence of such Default. As between the Company and any Australian Lender, the timely receipt of any payment by the Australian Administrative Agent from the Company for the account of such Australian Lender shall constitute receipt by such Australian Lender. Each payment delivered to the Australian Administrative Agent for the account of any Australian Lender shall be paid promptly by the Australian Administrative Agent to such Australian Lender in the same type of funds which the Australian Administrative Agent received to the bank or account specified in a notice received by the Australian Administrative Agent from such Australian Lender. Each of the Company and the Australian Administrative Agent shall be deemed to have complied with this Section 4.3 with respect to any payment if it shall have initiated a wire transfer to the appropriate recipient thereof and (on or prior to the date of such transfer) furnished such recipient with written advice (including reasonable detail) of such transfer.

       4.4. Notes. Each Australian Lender is hereby authorized to record the principal amount of each of its Loans and each repayment thereof, on the schedule attached to each of its Notes, provided, however, that the failure to so record shall not affect the Company's obligations under any such Note.

       4.5. Voluntary Reductions of Commitments. The Company may permanently reduce the Aggregate Commitment in whole, or in part, ratably among the Australian Lenders, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof; provided, however, that the amount of the Aggregate Commitment may not be reduced to an amount which would cause it to be less than the outstanding principal amount of the Loans. All accrued facility fees shall be payable on the effective date of any such reduction or termination of the Aggregate Commitment.

       4.6. Voluntary and Mandatory Prepayments. Any prepayments of principal of the Loans, whether voluntary or mandatory, shall include accrued interest to, but not including, the date of the prepayment on the principal amount being prepaid.

                                   ARTICLE V

                            [Intentionally Omitted].

                                   ARTICLE VI

                         CHANGE IN CIRCUMSTANCES; TAXES

       6.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any reasonable interpretation thereof, or compliance of any Australian Lender with such,

              (a) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Australian Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

              (b) imposes any other condition the result of which is to increase the cost to any Australian Lender or any applicable Lending Installation of making, funding or maintaining Loans or reduces any amount receivable by any Australian Lender or any applicable Lending Installation in connection with Loans, or requires any Australian Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest received, by an amount reasonably deemed material by such Australian Lender, then, within 15 days of demand by such Australian Lender, the Company shall pay such Australian Lender that portion of such increased expense incurred or reduction in an amount received which such Australian Lender reasonably determines is attributable to making, funding and maintaining its Loans and its Commitment.

       6.2. Availability of Eurodollar Loans. If any Australian Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (i) the Australian Administrative Agent shall suspend the availability of the Eurodollar Rate with respect to such Australian Lender until such time as such situation is no longer the case, (ii) any Eurodollar Loans from such Australian Lender then outstanding shall bear interest at such Australian Lender's cost of funds plus the Eurodollar Spread for the remainder of the Interest Period applicable to such Loan and (iii) until such time as such situation is no longer the case, any Eurodollar Advance made thereafter shall consist of a Loan which bears interest at such Australian Lender's cost of funds plus the Eurodollar Spread made by such Australian Lender(s) and Eurodollar Loans made by each other Australian Lender. If the Required Lenders reasonably determine that deposits of a type or maturity appropriate to match fund Eurodollar Advances are not available, the Australian Administrative Agent shall suspend the availability of the Eurodollar Rate with respect to any Eurodollar Advances made after the date of any such determination until such time as such situation is no longer the case. If the Required Lenders determine that the Eurodollar Rate does not accurately reflect the cost of making a Eurodollar Advance at such Eurodollar Rate, then, if for any reason whatsoever the provisions of Section 6.1 are inapplicable, the Australian Administrative Agent shall suspend the availability of the Eurodollar Rate with respect to any Eurodollar Advances made on or after the date of any such determination until such time as such situation is no longer the case and shall require any outstanding Eurodollar Advances to be repaid.

       6.3. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise (except pursuant to Section 6.2), or a Eurodollar Advance is not made on the date specified by the Company for any reason other than default by the Australian Lenders, the Company, jointly and severally, will indemnify each Australian Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance (net of any cost or expense, unless Section 6.1, 6.5 or 6.6 is applicable thereto, which the Australian Lender would have incurred with respect to such Eurodollar Advance had such prepayment or failure to fund not occurred).

       6.4. Lending Installations. Each Australian Lender may book its Loans at any Lending Installation selected by such Australian Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Australian Lender for the benefit of such Lending Installation. Each Australian Lender may, by written or telex or facsimile notice to the Australian Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made. To the extent reasonably possible, each Australian Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Company to such Australian Lender under Sections 6.1, 6.5 and 6.6, so long as such designation is not disadvantageous to such Australian Lender in the sole opinion of such Australian Lender.

       6.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Australian Lender or any Person controlling such Australian Lender, and such Australian Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Australian Lender is reduced to a level below that which such Australian Lender, or such controlling Person, as the case may be, could have achieved but for the occurrence of any such circumstance (taking into account such Person's policies as to capital adequacy), then, in any such case upon notice from time to time by such Australian Lender to the Company, the Company shall immediately pay directly to such Australian Lender additional amounts sufficient to compensate such Australian Lender or such controlling Person for such reduction in rate of return. A statement of such Australian Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company. In determining such amount, such Australian Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

       6.6. Taxes. All payments by the Company or any Guarantor of principal of, and interest on, the Loans and all other amounts payable hereunder and in connection herewith shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Agent's or any Australian Lender's, as applicable, net income or receipts and any participation pursuant to Section 17.2 not occurring during the continuation of a Default (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Company or any Guarantor hereunder or under any Australian Loan Document is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will

              (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

              (b) promptly forward to the Australian Administrative Agent an official receipt or other documentation satisfactory to the Australian Administrative Agent or the relevant Agent or Australian Lender evidencing such payment to such authority; and

              (c) pay to the Australian Administrative Agent for the account of the Agents and the Australian Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Agent and Australian Lender will equal the full amount such Agent or Australian Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Agent or any Australian Lender, with respect to any payment received by it hereunder or in connection herewith, the relevant Agent or Australian Lender may pay such Taxes and the Company will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

       If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Australian Administrative Agent, for the account of the respective Agents and Australian Lenders, the required receipts or other required documentary evidence, the Company, jointly and severally, shall indemnify the Agents and the Australian Lenders for any incremental Taxes, interest or penalties that may become payable by any Agent or Australian Lender as a result of any such failure. For purposes of this Section 6.6, a distribution hereunder by the Australian Administrative Agent or any other Agent or any Australian Lender to or for the account of any Agent or Australian Lender shall be deemed a payment by the Company.

       6.7. Australian Lender Statements; Survival of Indemnity; Substitution of Australian Lenders; Limitation on Claims by Australian Lenders. Each Agent and Australian Lender shall deliver to the Company and the Australian Administrative Agent a written statement of such Agent or Australian Lender, as the case may be, as to the amount due, if any, under Sections 6.1, 6.3, 6.5 or
6.6. Such written statement shall set forth in reasonable detail the calculations upon which such Agent or Australian Lender, as the case may be, determined such amount and shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Australian Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Company of the written statement. The obligations of the Company under Sections 6.1, 6.3, 6.5 and 6.6 shall survive payment of the Obligations and termination of this Agreement. In the event that any Australian Lender shall deliver to the Company and the Australian Administrative Agent a written statement as to an amount due under Section 6.1, 6.3, 6.5 or 6.6, the Company may, at its sole expense and effort, require such Australian Lender to transfer (in accordance with Section 17.3), without recourse, all of its interests, rights and obligations under this Agreement to a transferee which shall assume such transferred obligations (which transferee may be another Australian Lender, if an Australian Lender accepts such transfer); provided that (i) such transfer shall not conflict with any law, rule or regulation or order of any court or other governmental authority, (ii) the Company shall have received a written consent of the Australian Administrative Agent and the Arrangers in the case of an entity that is not an Australian Lender, which consent shall not be unreasonably withheld, (iii) the Company or such transferee shall have paid to the transferring Australian Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder and the fee payable to the Australian Administrative Agent pursuant to Section 17.3(b) and (iv) that nothing in the foregoing is intended or shall be construed as obligating any Australian Lender to locate such an a transferee. The Company shall not be required to pay to any Australian Lender any amount under Section 6.1, 6.3, 6.5, or 6.6 in respect of any time or period more than twelve months prior to the time such Australian Lender notifies or bills the Company of or for such amount.

       6.8.   [Intentionally Omitted].

       6.9.   Currency Conversion and Currency Indemnity.

       (a) Payments in Agreed Currency. The Company or any Guarantor shall make payment relative to any Obligation in the currency (the "Agreed Currency") in which the Obligation was effected. If any payment is received on account of any Obligation in any currency (the "Other Currency") other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of the Company or any Guarantor or otherwise howsoever), such payment shall constitute a discharge of the liability of the Company or such Guarantor hereunder and under the other Australian Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Australian Lender or Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

       (b) Conversion of Agreed Currency into Judgment Currency. If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "Judgment Currency") any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the Business Day next preceding the day on which judgment is given and in any event the Company or a Guarantor shall be obligated to pay the Agents and the Australian Lenders any deficiency in accordance with Section 6.9(a). For the foregoing purposes "rate of exchange" means the rate at which the relevant Australian Lender or Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

       (c) Circumstances Giving Rise to Indemnity. If (i) any Australian Lender or the Agent receives any payment or payments on account of the liability of the Company or any Guarantor hereunder pursuant to any judgment or order in any Other Currency, and (ii) the amount of the Agreed Currency which the relevant Australian Lender or Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such obligations immediately prior to such judgment or order, then the Company or the Guarantor on demand shall, and the Company, jointly and severally, or the Guarantor hereby agree to, indemnify and save the Australian Lenders and the Agents harmless from and against any loss, cost or expense arising out of or in connection with such deficiency.

       (d) Indemnity Separate Obligation. The agreement of indemnity provided for in Section 6.9(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Australian Lenders or Agents or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

       7.1. Conditions of Effectiveness. The effectiveness of this Agreement and the obligation of each Australian Lender to make Loans hereunder, are subject to the conditions precedent that the following documents have been furnished to the Global Administrative Agent and the Australian Administrative Agent, each in form and substance satisfactory to each of the Global Administrative Agent, the Australian Administrative Agent and the Arrangers, and each (except for the Notes, of which only one original of each type shall be signed for each Australian Lender) in sufficient number of duly executed signed counterparts (or photocopies thereof) to provide one for the Global Administrative Agent, the Australian Administrative Agent, the Arrangers and each Australian Lender:

              (i) Copies of the Certificate of Incorporation, the Memorandum and Articles of Incorporation of Apache Energy Limited and Apache Oil Australia.

              (ii) Copies, certified by the Secretary or Assistant Secretary of Apache Energy Limited and Apache Oil Australia of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Global Administrative Agent and the Australian Administrative Agent) authorizing the execution, delivery and performance of the Australian Loan Documents.

              (iii) Incumbency certificates, executed by the Secretary or Assistant Secretary of Apache Energy Limited and Apache Oil Australia, which shall identify by name and title and bear the signature of the officers of each of Apache Energy Limited and Apache Oil Australia authorized to sign the Australian Loan Documents and to make borrowings hereunder, upon which certificate the Agents and the Australian Lenders shall be entitled to rely until informed of any change in writing by Apache Energy Limited and Apache Oil Australia.

              (iv) Written opinions of the Company's counsel acceptable to each of the Agents and the Arrangers, addressed to the Agents and the Australian Lenders, in substantially the form of Exhibit B hereto, with such modifications, additions, alterations, exceptions, assumptions and provisions as shall be acceptable to each of the Agents and the Arrangers.

              (v) The Notes payable to the order of each of the Australian Lenders.

              (vi)   An executed Guaranty from each Borrowing Base Subsidiary.

              (vii) A certificate of an Authorized Officer of Apache Energy Limited and Apache Oil Australia, satisfactory to each of the Agents and the Arrangers, regarding insurance maintained by Apache Energy Limited and Apache Oil Australia, respectively.

              (viii) The comfort letter, in form and substance acceptable to the Australia Administrative Agent and the Global Administrative Agent, in their sole discretion.

              (ix) The opinion of Allen Allen & Hemsley, special Australian counsel to the Australian Administrative Agent, addressed to the Agents and the Australian Lenders, substantially in the form of Exhibit F hereto.

              (x)    The Global Effectiveness Notice.

              (xi) A certificate, signed by an Authorized Officer of the Company, stating that on the Global Effective Date no Default or Unmatured Default has occurred and is continuing.

              (xii) Copies of the executed Canadian Credit Agreement and the other Canadian Loan Documents, the executed U.S. Credit Agreement and the other U.S. Loan Documents, the executed Intercreditor Agreement and the executed Indemnity Agreements.

              (xiii) Such other instruments and documents as any of the Arrangers or the Agents or their counsel may have reasonably requested.

       The effectiveness of this Agreement and the obligation of each Australian Lender to make Loans hereunder, are further conditioned upon the Agents having received the fees to be received as set forth in Section 2.4(b) on or prior to the Global Effective Date.

       7.2. Each Advance. The Australian Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

              (a)    There exists no Default or Unmatured Default.

              (b) There exists no Debt Limit Excession and the Company represents and warrants to the Australian Administrative Agent and Global Administrative Agent that, immediately before and after such Advance, there exists no Debt Limit Excession other than a Debt Limit Excession permitted pursuant to the first proviso to Section 2.1(b).

              (c) The representations and warranties contained in Article VIII, including in Sections 8.3 and 8.7, or contained in any other Australian Loan Document are true and correct as of such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement.

              (d) All legal requirements arising under or in connection with the Australian Loan Documents or applicable laws, rules or regulations and incident to the making of such Advance shall be satisfactory to the Agents and the Arrangers and their respective counsel.

              (e) No event, occurrence, action, inaction or other item shall have occurred which results in a Material Adverse Effect.

       Each Borrowing Notice and Continuation Notice with respect to each Advance shall constitute a representation and warranty by the Company that the conditions contained in Sections 7.2(a), (b), (c) and (d) have been satisfied and, that after giving effect to such Advance and the transfer or application of the proceeds thereof, the sum of the aggregate outstanding principal amount of all Borrowing Base Debt will not exceed the Global Borrowing Base except as permitted in Section 2.1(b).


                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

       The Company represents and warrants to the Australian Lenders and the Agents that:

       8.1. Corporate Existence and Standing. Each of Apache Energy Limited and Apache Oil Australia is a corporation, and each of their Subsidiaries is a corporation or other legal entity, in either case duly incorporated or otherwise properly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority, permits and approvals, and is in good standing to conduct its business in each jurisdiction in which its business is conducted.

       8.2. Authorization and Validity. Each of Apache Energy Limited and Apache Oil Australia and each of their Subsidiaries has the corporate or partnership power and authority and legal right to execute and deliver the Australian Loan Documents and to perform its respective obligations thereunder. The execution and delivery by each of Apache Energy Limited and Apache Oil Australia and each of their Subsidiaries of the Australian Loan Documents to which it is a party and the performance of Apache Energy Limited's, Apache Oil Australia's and such Subsidiary's obligations thereunder have been duly authorized by proper corporate or partnership proceedings, and the Australian Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each of Apache Energy Limited and Apache Oil Australia and each of their Subsidiaries party thereto, in each case enforceable against each of Apache Energy Limited and Apache Oil Australia and such Subsidiaries in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

       8.3. No Conflict; Government Consent. Neither the execution and delivery by the Company and each Subsidiary of the Australian Loan Documents nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on each of Apache Energy Limited and Apache Oil Australia or any of their Subsidiaries or Apache Energy Limited's, Apache Oil Australia's or any Subsidiary's certificate of incorporation or memorandum and articles of incorporation or partnership agreement or the provisions of any indenture, instrument or agreement to which Apache Energy Limited and Apache Oil Australia or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on all or any part of the property of Apache Energy Limited and Apache Oil Australia or any Subsidiary. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Australian Loan Documents.

       8.4. Financial Statements. The consolidated (i) financial statements of the Parent dated December 31, 1995 and (ii) report and accompanying financial statements of the Company and its Subsidiaries dated December 31, 1995, heretofore delivered to the Australian Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition of the Parent, the Company and their respective Subsidiaries at such date and the consolidated results of their operations for the period then ended.

       8.5. Material Adverse Change. Since December 31, 1995, there has been no change in the business, assets, properties, operations, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries or any legal or regulatory development which results in a Material Adverse Effect.

       8.6. Taxes. The Company and the Subsidiaries have filed all federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The income tax returns of the Company and the Subsidiaries have been audited by either the Australian Commissioner of Taxation or the Internal Revenue Service or, if no audit was performed, the statute of limitations permitting such an audit has run, through the fiscal year ended December 31, 1991. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

       8.7. Litigation and Guaranteed Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any Subsidiary which results in a Material Adverse Effect. The Company and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 8.4.

       8.8. Subsidiaries. Schedule 8.8 hereto contains an accurate list of all of the presently existing Subsidiaries, including, without limitation, Borrowing Base Subsidiaries, of the Company as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock, or the revenue share attributable to the general and limited partnership interests, as the case may be, owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries which are corporations have been duly authorized and issued and are fully paid and non-assessable.

       8.9. Superannuation Scheme. The Company administers a defined benefit superannuation fund (as described in the Superannuation Industry (Supervision) Act 1993 (the "SIS Act") and the Company and its Subsidiaries liabilities under such fund do not in the aggregate exceed $5,000,000.

       8.10. Accuracy of Information. No information, exhibit or report furnished by the Parent, the Company or any Subsidiary to any Agent or to any Australian Lender in connection with the negotiation of, or compliance with, the Australian Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

       8.11.  [Intentionally Omitted].

       8.12. Material Agreements. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default would result in a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness which default would result in a Material Adverse Effect.

       8.13. Compliance With Laws. The Company and the Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Properties. Neither the Company nor any of the Subsidiaries has received any notice to the effect that it, its operations or the Properties are not in material compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations, or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, whether from the Properties or elsewhere, which in any case would result in a Material Adverse Effect.

       8.14. Title to Properties. Each of the Company and the Subsidiaries has defensible title to substantially all of its properties and assets, whether legal or beneficial, free and clear of any and all Liens other than those Liens permitted by Section 11.5. The 1996 Engineers' Report refers to and covers all of the reserves in the Properties as of the Global Effective Date and such Report covers no reserves other than in such Properties.

       8.15. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

       8.16. Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       8.17. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Company and its Subsidiaries to its employees and former employees, as estimated by the Company in accordance with procedures and assumptions deemed reasonable by the Agents, does not exceed $3,000,000.

       8.18. Solvency. As of the Global Effective Date and upon each renewal of this representation at any time thereafter, (i) the Company is Solvent, (ii) the Company and its Consolidated Subsidiaries of the Company on a consolidated basis are Solvent, and (iii) each Guarantor and its Consolidated Subsidiaries on a consolidated basis are Solvent, provided, however, that this clause (iii) shall not apply to any Guarantor which is a Subsidiary if the Company notifies the Global Administrative Agent and the Australian Administrative Agent in writing that it cannot in good faith certify to the Global Administrative Agent, the Australian Administrative Agent and the Australian Lenders that such Guarantor is Solvent.

       8.19. Environmental Warranties. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and Properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of Properties presently owned or operated, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that, except as disclosed in writing by the Company to the Australian Lenders and the Agents, to the best of its knowledge after due inquiry:

              (a) all facilities and property (including underlying groundwater) owned, leased or operated by the Company or any Subsidiary have been, and continue to be, owned, leased or operated by the Company or any Subsidiary in material compliance with all Environmental Laws;

              (b) there have been no past, and there are no pending or threatened

                     (i) claims, complaints, notices or inquiries to, or requests for information received by, the Company or any Subsidiary with respect to any alleged violation of any Environmental Law that, singly or in the aggregate, result in a Material Adverse Effect, or

                     (ii) claims, complaints, notices or inquiries to, or requests for information received by, the Company or any Subsidiary regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased or operated by the Company or any Subsidiary that, singly or in the aggregate, result in a Material Adverse Effect;

              (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Company or any Subsidiary that, singly or in the aggregate, result in a Material Adverse Effect;

              (d) the Company and each Subsidiary have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses except where failure to comply would not have a Material Adverse Effect;

              (e) no property now or previously owned, leased or operated by the Company or any Subsidiary is listed or proposed for listing on any federal, or state list of sites requiring investigation or clean-up;

              (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by the Company or any Subsidiary that, singly or in the aggregate, result in a Material Adverse Effect;

              (g) none of the Company or any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on any federal, or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or such Subsidiary for any remedial work, damage to natural resources or personal injury which, singly or in the aggregate, results in a Material Adverse Effect;

              (h) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property now or previously owned or leased by the Company or any Subsidiary that, singly or in the aggregate, results in a Material Adverse Effect; and

              (i) no condition exists at, on or under any property now or previously owned or leased by the Company or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law that, singly or in the aggregate results in a Material Adverse Effect.


                                   ARTICLE IX

                             AFFIRMATIVE COVENANTS

       During the term of this Agreement but subject to Section 9.14, unless the Required Lenders shall otherwise consent in writing:

       9.1. Financial Reporting. The Company will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish, or assist the Parent in furnishing, to the Global Administrative Agent, the Australian Administrative Agent and the Australian Lenders:

              (a) As soon as available and in any event within 90 days after the close of each of its fiscal years, a copy of the report for such year and accompanying financial statements, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows for the Company and its Consolidated Subsidiaries, all prepared in accordance with generally accepted accounting principles and signed by an Authorized Officer of the Company, such signature deemed to be a certification that (i) such financial statements present fairly in accordance with generally accepted accounting principles the financial position of the Company and its Consolidated Subsidiaries and (ii) no Default, Unmatured Default or Debt Limit Excession has occurred and is continuing.

              (b) As soon as available and in any event within 45 days after the close of the first three quarterly periods of each of its fiscal years, for the Company and its Consolidated Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all prepared in accordance with generally accepted accounting principles and signed by an Authorized Officer of the Company, such signature deemed to be a certification that
       (i) such financial statements present fairly in accordance with generally accepted accounting principles, the financial position of the Company and its Consolidated Subsidiaries and (ii) that no Default, Unmatured Default or Debt Limited Excession has occurred and is continuing.

              (c) Together with the financial statements required under clauses (a) and (b), a compliance certificate, in substantially the form of Exhibit C hereto, signed by an Authorized Officer of the Parent and an Authorized Officer of Apache Energy Limited and Apache Oil Australia and addressing the matters set forth therein.

              (d) Promptly after December 31 of each calendar year, commencing December 31, 1996, and in any event not later than March 15 of the next succeeding calendar year, an Approved Engineers' Report prepared as of December 31 of such calendar year, in form and substance satisfactory to the Engineering Banks.

              (e) Promptly after June 30 of each calendar year and in any event not later than September 15 of such calendar year, a Parent's Engineers' Report prepared as of June 30 of such calendar year, in form and substance satisfactory to the Engineering Banks.

              (f) Within 45 days in the case of a Parent's Engineers' Report and 60 days in the case of an Approved Engineers' Report, of any request by the Required Lenders in connection with any (other than the scheduled semi-annual redeterminations of the Global Borrowing Base) determination of the Global Borrowing Base pursuant to Section 2.3(a) of the U.S. Credit Agreement, an Approved Engineers' Report or a Parent's Engineers' Report, as the case may be, prepared as of the date of such request, in form and substance satisfactory to the Required Lenders.

              (g) Promptly upon the furnishing thereof to the shareholders of the Parent or the Company copies of all financial statements, reports and proxy statements so furnished.

              (h) Promptly upon the filing thereof, copies of all publicly available registration statements and annual, quarterly, monthly or other regular reports which the Parent or the Company or any of their Subsidiaries file with the Securities and Exchange Commission or any federal securities regulatory body in Australia.

              (i) Promptly after December 31 of each calendar year, commencing December 31, 1996, and in any event no later than March 15 of the next succeeding calendar year, a budget (including specific capital expenditures information) through the Termination Date for the Parent and its Subsidiaries certified by an Authorized Officer of the Parent and in a format consistent with the Projections and otherwise in form and substance satisfactory to the Global Administrative Agent, the Australian Administrative Agent and the Arrangers.

              (j) At the request of the Global Administrative Agent, the Australian Administrative Agent, either Arranger, or the Required Lenders promptly after June 30 of each calendar year, commencing June 30, 1997, and in any event no later than September 15 of such calendar year, an update of the budget described in clause (i) of this Section 9.1 in form and substance satisfactory to the Global Administrative Agent and signed by an Authorized Officer of the Parent.

              (k) Promptly and in any event within 40 days after the close of each calendar quarter during each year, a certificate of an Authorized Officer of the Parent certifying to the Global Administrative Agent, the Australian Administrative Agent and the Australian Lenders the Debt/Capitalization Ratio and the calculation thereof as of the last day of the immediately preceding calendar quarter.

              (l) After receipt by the Global Administrative Agent and the Australian Administrative Agent of a notice from the Company specified in Section 8.18(iii), promptly and in any event within 30 days after the close of each calendar quarter, a certificate of an Authorized Officer of Apache Energy Limited and Apache Oil Australia certifying to the Global Administrative Agent, the Australian Administrative Agent and the Australian Lenders whether the Company can certify in good faith that any Subsidiary specified in any such notice is Solvent as of the date of such certificate.

              (m) Such other information (including engineering, financial and non-financial information) as the Global Administrative Agent, the Australian Administrative Agent, either Arranger or any Australian Lender may from time to time reasonably request.

       9.2. Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of the Loans (i) to refinance existing Indebtedness of the Company and the Subsidiaries (other than Indebtedness incurred to finance, directly or indirectly, the purchase of shares of capital stock of either Company or a Guarantor) or (ii) for the Company's and the Subsidiaries' general corporate purposes.

       9.3. Notice of Default, Unmatured Default, Litigation and Material Adverse Effect. The Company will give prompt notice in writing to the Global Administrative Agent, the Australian Administrative Agent, the Australian Lenders and to all Guarantors of (i) the occurrence of any Default or Unmatured Default and the steps, if any, being taken to cure it, (ii) the occurrence of any Debt Limit Excession and the steps, if any, being taken to cure it, (iii) the occurrence of any adverse development with respect to any labor controversy, litigation, action or proceeding described in Section 8.7, or the commencement of any labor, controversy, litigation, action or proceeding of the type described in Section 8.7 together with copies of all material pleadings relating thereto, and (iv) the occurrence of any other development, financial or otherwise, which results in a Material Adverse Effect or might materially adversely affect the ability of the Company to repay the Obligations.

       9.4. Conduct of Business. The Company will, and will cause its Subsidiaries to, carry on and conduct its respective business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and, except to the extent permitted by Section 11.2 or
Section 11.3, will, and will cause each Subsidiary to, do all things necessary to remain duly incorporated or organized, validly existing and in good standing as a corporation or partnership, as the case may be, in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

       9.5. Taxes. The Company will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, and all lawful claims which, if unpaid, might become a Lien upon any properties of the Company or any Subsidiary, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with generally accepted accounting principles have been set aside on its books.

       9.6. Insurance. The Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as customary in the case of corporations engaged in the same or similar businesses and similarly situated. Upon the request of the Global Administrative Agent or the Australian Administrative Agent, the Company will furnish or cause to be furnished to the Global Administrative Agent and the Australian

Administrative Agent from time to time a summary of the insurance coverage of the Company and its Subsidiaries in form and substance satisfactory to the Required Lenders in their reasonable judgment, and, if requested, will furnish the Global Administrative Agent and the Australian Administrative Agent copies of the applicable policies. In the case of any fire, accident or other casualty causing loss or damage to any property of the Company or any of its Subsidiaries, the proceeds of such policies will be used (i) to repair or replace the damaged property or (ii) to prepay the Obligations, at the election of the Company.

       9.7. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

       9.8. Maintenance of Properties. The Company will and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

       9.9. Inspection. The Company will, and will cause each Subsidiary to, permit the Australian Lenders, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Australian Lenders may designate. Any information received by the Australian Lenders as a result of the foregoing shall be included in information subject to the confidentiality provisions set forth in Exhibit G hereto.

       9.10. Operation of Properties. The Company will, and will cause each Subsidiary to, preserve, operate and maintain, or cause to be preserved, operated and maintained, the Properties in a good and workmanlike manner continuously to their economic limit as a prudent operator in accordance with good oil and gas industry standards.

       9.11. Delivery of Guaranties. At the request of the Global Administrative Agent or the Australian Administrative Agent, the Company shall at its own expense from time to time cause (i) each of the Company's Borrowing Base Subsidiaries and (ii) after the occurrence of any Material Adverse Effect or Downgrade Condition, each of the Company's Subsidiaries to deliver to the Australian Administrative Agent a duly executed Guaranty, substantially in the form of Exhibit H, together with such related documents and opinions as the Australian Administrative Agent may request; provided, however, that no such Non-Borrowing Base Subsidiary shall be required to deliver such a Guaranty if such Non-Borrowing Base Subsidiary is prohibited from delivering such Guaranty pursuant to a contractual obligation, acceptable to the Australian Administrative Agent, in its reasonable discretion, arising with a Person other than a Subsidiary or an Affiliate of the Company existing as of the date of such request by the Australian Administrative Agent.

       9.12. Environmental Covenant. The Company will, and will cause each Subsidiary to,

              (a) use, operate and maintain all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

              (b) (i) promptly notify the Global Administrative Agent and the Australian Administrative Agent and provide copies upon receipt of all material written claims, complaints, notices, liens or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, (ii) within ninety (90) days have dismissed with prejudice any actions or proceedings relating to compliance with Environmental Laws which could reasonably be expected to result in liability to the Company and its Subsidiaries in excess of ten percent (10%) of the Company's Consolidated Tangible Net Worth and (iii) diligently pursue cure of any material underlying environmental problem which forms the basis of any such claim, complaint, notice, lien, inquiry, proceeding or action; and

              (c) provide such information and certifications which either of the Arrangers or the Australian Administrative Agent may reasonably request from time to time to evidence compliance with this Section 9.12.

       9.13. Further Assurances. The Company will cure and will cause its respective Subsidiaries to cure promptly any defects in the creation and issuance of any Obligations and the execution and delivery of any Guaranty. The Company and each Subsidiary will at its expense promptly execute and deliver to the Global Administrative Agent and the Australian Administrative Agent upon request all such other and further reasonable documents, agreements and instruments in compliance with, or accomplishment of, the covenants and agreements of the Company and such Subsidiary in any Australian Loan Document.

       9.14. Borrowing Notice. It is a condition precedent to the operation of this Article IX that the Company has given a Borrowing Notice hereunder.

       9.15. Existing Acceptance Agreement. The Company will (a) use the proceeds of the initial Advance under this Credit Agreement to repay in full all Obligations of the Company and its Subsidiaries under that certain Amended and Restated Acceptance Agreement, dated as of May 26, 1994 (as amended, the "Existing Acceptance Agreement"), among Apache Energy Limited, the various financial institutions as are or may become parties thereto, and Bank of Montreal, as Agent, and (b) simultaneously with the initial Advance, (i) cancel all commitments under the Existing Acceptance Agreement and (ii) obtain the release of (1) the charge registered against Apache Energy Limited (ASC registered charge number 294979) in favor of the Bank of Montreal, (2) the charge registered against Apache Northwest Pty. Ltd. (ASC registered charge number 294982) in favor of the Bank of Montreal, and (3) any other Lien held by Bank of Montreal in respect of the Company or any Guarantor. On the date of the initial Advance, the Company will provide to the Agents evidence that the preceding requirements have been satisfied.


                                   ARTICLE X

                              FINANCIAL COVENANTS

       The Company covenants with the Agents and the Australian Lenders that:

       10.1. Consolidated Tangible Net Worth. The Parent will maintain Consolidated Tangible Net Worth of not less than the sum of (i) $825,000,000, plus (ii) the product of 0.50 times the sum of Consolidated Net Income for each calendar quarter beginning with the calendar quarter ending June 30, 1996 during which Consolidated Net Income is greater than $0, plus (iii) the product of 0.50 times the proceeds of the sale by the Parent and its Subsidiaries of securities (other than securities constituting Indebtedness) net of reasonable incidental, brokerage and legal costs actually paid to third parties (which proceeds, in the event of a pooling of interest transaction, shall be deemed to be one-half of the net addition to the Parent's consolidated balance sheet).

       10.2. Ratio of EBITDDA to Consolidated Interest. The Parent shall not permit the ratio of (i) EBITDDA to (ii) Consolidated Interest Expense for any four consecutive calendar quarters ending on the last day of any calendar quarter to be less than 3.70 to 1.0.


                                   ARTICLE XI

                               NEGATIVE COVENANTS

       11.1. Indebtedness. The Company will not, nor will it permit any Borrowing Base Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

              (a)    Borrowing Base Debt;

              (b)    Excluded Principal Debt;

              (c) The Guaranteed Obligations permitted under Section 11.4 (whether or not then payable), and intercompany Indebtedness pursuant to Investments by the Company permitted by Sections 11.10(d), (e), (f) and
       (g);

              (d)    Indebtedness existing on the date hereof and described in
       Schedule 11.1 hereto;

              (e) Indebtedness of the type referred to in clause (vi) of the definition of Indebtedness;

              (f) Indebtedness of the type referred to in clause (vii) of the definition of Indebtedness in a maximum aggregate amount not in excess of $10,000,000; provided such Indebtedness is otherwise permitted pursuant to Section 11.11;

              (g) Indebtedness of the type referred to in clause (viii) of the definition of Indebtedness in a maximum aggregate amount not in excess of $10,000,000;

              (h)    [Intentionally Omitted];

              (i) Indebtedness of the type referred to in clause (v) of the definition of Indebtedness in a maximum aggregate amount not in excess of $5,000,000; and

              (j) Additional Indebtedness of the Company not included in the foregoing clauses (a) through (i) in an aggregate principal amount not exceeding $1,000,000.

       11.2. Merger. The Company will not, nor will it permit any Borrowing Base Subsidiary to, amalgamate, merge or consolidate with or into any other Person or Persons unless:

              (i) the Company or such Borrowing Base Subsidiary, as the case may be, is the surviving entity of such amalgamation, merger or consolidation (and if an amalgamation, merger or consolidation between the Company and any Borrowing Base Subsidiary, the Company is the surviving entity) and no Change of Control occurs, or, with respect to any amalgamation, merger or consolidation in which any Person other than the Company or any Borrowing Base Subsidiary is the surviving entity, such Person becomes, as a result of such amalgamation, merger or consolidation, a Borrowing Base Subsidiary of which the Company owns, directly or indirectly, 100% of the outstanding capital stock, free and clear of all Liens, other than Liens permitted by Section 11.5 and, with respect to any amalgamation, merger or consolidation involving any Guarantor, such Person shall at its own expense deliver to the Australian Administrative Agent a duly executed Guaranty, substantially in the form of Exhibit H, together with such related documents and opinions as the Australian Administrative Agent may request; and

              (ii) after giving effect to such amalgamation, merger or consolidation, no Default or Unmatured Default shall occur and be continuing.

       11.3. Sales of Properties or Borrowing Base Subsidiaries. The Company will not, nor will it permit any of its Borrowing Base Subsidiaries to, lease, sell, transfer, convey, assign, issue or otherwise dispose of any of its Properties or any Borrowing Base Subsidiary to any other Person, whether in one transaction or in a series of transactions, except if the transaction or transactions fall into one of the following categories:

              (i) Sales of Hydrocarbon inventory and severed oil and gas in the ordinary course of business.

              (ii) Sales of Properties (other than Hydrocarbon inventory and severed oil and gas in the ordinary course of business) and Sales of any Borrowing Base Subsidiary which have an aggregate fair market value (or, with respect to the Sale of a Borrowing Base Subsidiary, the amount allocated to such Sale pursuant to Section 2.3(f) of the U.S. Credit Agreement) not in excess of $5,000,000 for all such Sales permitted pursuant to this clause (ii) during any period occurring between successive dates of determination of the Global Borrowing Base pursuant to Section 2.3 of the U.S. Credit Agreement.

              (iii) Sales of Properties (other than sales of Hydrocarbon inventory and severed oil and gas in the ordinary course of business) and Sales of Borrowing Base Subsidiaries which are not described in the foregoing clause (ii) if the Required Lenders under the U.S. Credit Agreement and the Required Lenders under this Agreement give prior written consent to such Sale in the exercise of their sole discretion; provided, however, that concurrently with any such Sale (A) the Global Borrowing Base shall be reduced pursuant to Section 2.3(f) of the U.S. Credit Agreement, and (B) the Company shall make a mandatory prepayment pursuant to Section 4.1(a)(iii) hereof.

              (iv) A transfer, conveyance or assignment to the Company or a Subsidiary of Properties as a result of a merger or consolidation permitted pursuant to Section 11.2.

Anything herein contained to the contrary notwithstanding, the Company will not, nor will it permit any Borrowing Base Subsidiary to, consummate any Sale otherwise permitted hereunder if it receives therefor consideration (a) other than cash, other consideration readily convertible to cash or Hydrocarbon Interests or (b) which is less than the fair market value of the relevant property or asset.

       11.4. Guaranteed Obligations. The Company will not, nor will it permit any Borrowing Base Subsidiary to, make or suffer to exist any Guaranteed Obligation (including, without limitation, any Guaranteed Obligation with respect to the obligations of a Non-Borrowing Base Subsidiary) in an aggregate amount for all such Persons and Guaranteed Obligations (considering Guaranteed Obligations for all such Persons without duplication) as of any date of determination in excess of $10,000,000, except by endorsement of instruments for deposit or collection in the ordinary course of business; provided, however, that any obligation which is a Guaranteed Obligation of the Company or one or more of its Borrowing Base Subsidiaries for purposes of this Agreement shall not be Indebtedness of such Person for purposes hereof; and provided, further, that the term "Guaranteed Obligation" shall not include any obligation of any Person which constitutes Indebtedness of the Company or any of its Borrowing Base Subsidiaries.

       11.5. Liens. The Company will not, nor will it permit any Borrowing Base Subsidiary to, create, incur, or suffer to exist any Lien in, of or on (i) any of the Company's and the Borrowing Base Subsidiaries' consolidated assets, revenues and properties securing an amount greater than $5,000,000 in the aggregate for all such Liens or (ii) any of the Properties, except in either case:

              (a) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

              (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

              (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

              (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries, as the case may be.

              (e)    Liens existing on the date hereof described in Schedule
       11.1 and securing the Indebtedness described in Schedule 11.1 hereto or otherwise permitted in connection with Indebtedness of the type described in Section 11.1(d) consented to by the Required Lenders in the exercise of their sole discretion.

              (f) Liens arising under operating agreements in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings.

              (g) Liens reserved in oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases.

              (h) Liens pursuant to partnership agreements, oil, gas and/or mineral leases, farm-out agreements, division orders, contracts for the sale, delivery, purchase, exchange, or processing of oil, gas and/or other hydrocarbons, unitization and pooling declarations and agreements, operating agreements, development agreements, area of mutual interest agreements, forward sales of Hydrocarbons, and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom.

              (i) Liens securing the Indebtedness permitted in connection with Section 11.1(i).

              (j) Liens associated with the pledging of securities of Subsidiaries which are not Borrowing Base Subsidiaries.

       11.6. Restricted Payments, etc. On and at all times after the Global Effective Date, the Company will not and will not permit any of its Borrowing Base Subsidiaries to make any optional payment or prepayment on, or redemption of, or redeem, purchase or defease prior to its stated maturity, any Indebtedness other than Indebtedness incurred under this Agreement or the other Australian Loan Documents during the occurrence and continuation of any Debt Limit Excession or if giving effect to such action would result in a Default or Unmatured Default; and the Company will not, and will not permit any Borrowing Base Subsidiary to, make any deposit for any of the foregoing purposes.

       11.7. Transactions with Affiliates. The Company will not, and will not permit any of its Borrowing Base Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement is either (i) fair and equitable to the Company or such Borrowing Base Subsidiary, as the case may be, or (ii) is not of a sort which would not be entered into by a prudent Person in the position of the Company or such Borrowing Base Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

       11.8. Negative Pledges, etc. The Company will not, and will not permit any of its Borrowing Base Subsidiaries to, enter into, on or at any time after the Global Effective Date, any agreement (excluding this Agreement and any other Global Loan Document) directly or indirectly prohibiting the creation, assumption or perfection of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, restricting any loans, advances or other Investments to or in the Company or any of its Borrowing Base Subsidiaries, restricting the capitalization of the Company or any Borrowing Base Subsidiary, restricting the ability of any Borrowing Base Subsidiary to make dividend payments or other distributions or payments (by way of dividends, advances, repayments of loans or advances, reimbursements or otherwise) or restricting the ability of the Company or any Borrowing Base Subsidiary to amend or otherwise modify this Agreement or any other Australian Loan Document.

       11.9. Regulation U Acquisitions. The Company will not, nor will it permit any Borrowing Base Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U) or to make any Acquisition, except any of the following:

              (i) Acquisitions not involving "margin stock," where such Acquisition shall have been approved or consented to by the board of directors or similar governing entity of the Person being acquired; or

              (ii) Acquisitions involving "margin stock" where such Acquisitions shall have been approved or consented to by the board of directors or similar governing entity of the Person being acquired; or

              (iii) Acquisitions of not more than 15% of the outstanding equity securities of any issuer, whether or not such securities are "margin stock";

provided, however, that the amount paid by the Company to consummate all Acquisitions of the type described in clause (iii) shall not exceed $3,000,000 in the aggregate. For purposes of this Section 11.9, the merger of the Company or any Borrowing Base Subsidiary as permitted under Section 11.2 shall be deemed to be an Acquisition not involving "margin stock."

       11.10. Investments. The Company will not, and will not permit any of its Borrowing Base Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

              (a) Investments existing on the Global Effective Date and identified in Schedule 11.10;

              (b)    Cash Equivalent Investments;

              (c) without duplication, Investments permitted as Indebtedness pursuant to Section 11.1 and Investments permitted as Guaranteed Obligations pursuant to Section 11.4;

              (d) in the ordinary course of business, Investments by the Company or any Borrowing Base Subsidiary in any Guarantor or any Subsidiary;

              (e) Investments in any Person in connection with (i) the acquisition, exploration, drilling or development of Hydrocarbon Interests, or (ii) costs incurred in connection with gathering, processing, transporting and marketing production from Hydrocarbon Interests;

              (f) Investments resulting from a merger or consolidation permitted pursuant to Section 11.2;

              (g) Other Investments in an aggregate amount not to exceed $3,000,000 during any calendar year;

provided, however, that

              (1) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

              (2) no Investment otherwise permitted by clause (d), (e), (f) or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Default would have occurred and be continuing.

       11.11. Hedging Contracts. The Company will not and will not permit any of its Borrowing Base Subsidiaries to enter into or become obligated under any contract for sale for future delivery of oil or gas from the Properties, whether or not the subject oil or gas is to be delivered, hedging contract, forward contract, commodity swap agreement, futures contract or other similar agreement except for such contracts which in the aggregate do not cover at any time a volume of oil or gas, as the case may be, equal to more than 75% of the projected production of oil or gas, as the case may be, from the Properties for the term covered by such contracts.

       11.12. Approval of Consents. In any instance in this Article XI where it is provided that an action may be taken by the Company or a Borrowing Base Subsidiary only with the approval or consent of the Required Lenders, the failure by an Australian Lender to respond to a request for such approval or consent within 10 Business Days of receipt of a request for such approval or consent (or such other length of time as specified by the Global Administrative Agent or the Australian Administrative Agent in such request) shall be deemed an approval of, or consent to, such request.

                                  ARTICLE XII

                                    DEFAULTS

       The occurrence of any one or more of the following events shall constitute a "Default":

       12.1. Breach of Warranties and Misleading Statements. Any representation or warranty made or deemed made pursuant to Article VIII, by or on behalf of the Company or any Subsidiary to the Australian Lenders, the Global Administrative Agent, the Australian Administrative Agent, the Co-Agent, the Arrangers or the Engineering Banks under or in connection with this Agreement, any Loan, any Australian Loan Document, or any certificate, or, information delivered in connection with this Agreement, any other Australian Loan Document is breached or shall be false, incomplete or incorrect on the date as of which made or deemed made in any material respect.

       12.2. Nonpayment of Loans, Fees and other Obligations. Nonpayment of principal of any Loan when due; or nonpayment of interest upon any Loan or of any facility fee or other Obligation under any of the Australian Loan Documents within three (3) days after the same becomes due.

       12.3. Breach of Certain Covenants. Except as set forth in the subsequent sentence, the breach by the Company of any of the terms or provisions of Section 9.2, 9.3, 9.13, 9.15 or Article X or Article XI. The breach by the Company of any of the terms or provisions of (i) Section 11.1 pertaining to Indebtedness of the type referred to in clause (vii) of the definition of Indebtedness or (ii) Section 11.10(b), which is not remedied within 3 days of such occurrence.

       12.4. Default Under Canadian Loan Documents or U.S. Loan Documents. A "Default" as defined in the Canadian Loan Documents or U.S. Loan Documents occurs; provided that the occurrence of an "Unmatured Default" as defined in the Canadian Loan Documents or U.S. Loan Documents shall constitute an Unmatured Default under the Australian Loan Documents.

       12.5. Non-Compliance with this Agreement. The breach by the Company (other than a breach which constitutes a Default under any other Section of this Article XII) of any of the terms, provisions or covenants of this Agreement which is not remedied within 30 days after written notice from the Global Administrative Agent, the Australian Administrative Agent or any Australian Lender.

       12.6. Cross-Defaults. Failure of the Company or any Borrowing Base Subsidiary to pay any Indebtedness in excess of $25,000,000 in aggregate principal amount when due; or the default by the Company or any Borrowing Base Subsidiary in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Company or any Borrowing Base Subsidiary shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any Borrowing Base Subsidiary shall not pay, or shall admit in writing its inability to pay, such Indebtedness generally as it becomes due.

       12.7.  Voluntary Dissolution and Insolvency Proceedings and Actions.
The Company or any Subsidiary shall (a) have an order made for its winding up, dissolution or administration, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of an administrator, receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (d) institute any proceeding seeking an order for relief under federal or state bankruptcy or insolvency laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, administration, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 12.7 or (f) fail to contest in good faith any appointment or proceeding described in
Section 12.8; provided, however, that if any of the foregoing shall occur with respect to any Non-Borrowing Base Subsidiary, it shall not constitute a Default hereunder unless it shall result in a Material Adverse Effect.

       12.8. Involuntary Insolvency Proceedings or Dissolution. Without the application, approval or consent of the Company or any Subsidiary, an administrator, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Person or any substantial part of its property, or a proceeding described in Section 12.7(d) shall be instituted against the Company or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days or an investigation into all or part of the affairs of the Company commences under companies legislation; provided, however, that if any of the foregoing shall occur with respect to any Non-Borrowing Base Subsidiary, it shall not constitute a Default hereunder unless it results in a Material Adverse Effect.

       12.9. Condemnation. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any portion of the Properties with a fair market value in excess of $5,000,000 in the aggregate for all such Properties.

       12.10. Judgments. The Company or any Subsidiary shall fail within 45 days to pay, bond or otherwise discharge any uninsured portion of any judgment or order for the payment of money in excess of $5,000,000 in the aggregate for all such judgments and orders, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; provided, however, that if any of the foregoing shall occur with respect to any Non-Borrowing Base Subsidiary, it shall not constitute a Default hereunder unless it results in a Material Adverse Effect.

       12.11. Enforcement Against Assets. Liens are enforced over or distresses, attachments or other executions are levied or enforced over all or any of the assets and undertaking of the Company in excess of $5,000,000 in the aggregate.

       12.12. Other Defaults Under Australian Loan Documents. The occurrence of any default by any party to the Australian Loan Documents (other than any Agent or Lender) under any Australian Loan Document (other than this Agreement or the Notes) or the breach of any of the terms or provisions by any party to the Australian Loan Documents (other than any Agent or Lender) of any Australian Loan Document (other than this Agreement or the Notes) which default or breach is not remedied within 30 days of such occurrence.

       12.13. Failure of Australian Loan Documents. Any Australian Loan Document shall fail to remain in full force or effect or shall be declared null and void, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Australian Loan Document.

       12.14. Change in Control.  Any Change in Control shall occur.


                                  ARTICLE XIII

             ACCELERATION, WAIVERS, AMENDMENTS, REMEDIES; RELEASES

       13.1. Acceleration. If any Default described in Section 12.7 or 12.8 occurs with respect to the Company, (a) the obligations of the Australian Lenders to make Loans hereunder shall automatically terminate, (b) the Commitments of each of the Australian Lenders shall terminate and the Obligations shall immediately become due and payable without any election or action on the part of any Agent or any Australian Lender and without presentment, demand, protest or notice of any kind, including, without limitation, notice of acceleration or notice of intent to accelerate, all of which the Company and each Guarantor each hereby expressly waives, and (c) the Agents and the Australian Lenders and each of them shall be able to exercise any rights available to it or them under the Australian Loan Documents or by law. If any other Default occurs, (x) the Required Lenders may terminate or suspend the obligations of the Australian Lenders to make Loans hereunder, or reduce the Commitment of each of the Australian Lenders to zero and declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, including without notice of acceleration or notice of intent to accelerate, all of which the Company and each Guarantor each hereby expressly waives, and (y) the Agents and the Australian Lenders and each of them shall be able to exercise any rights available to it or them under the Australian Loan Documents, any Guaranty or by law. The Australian Administrative Agent hereby agrees, at the written direction of the Required Lenders, subject to the provisions of Article XV, to exercise any of the foregoing rights available to it.

       13.2. Amendments. Subject to the provisions of this Article XIII, the Required Lenders (or the Australian Administrative Agent with the consent in writing of the Required Lenders) and the Company may enter into agreements supplemental hereto for the purpose of adding or elucidating any provisions to the Australian Loan Documents or changing in any manner the rights and remedies of the Australian Lenders or the Company hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Australian Lender affected thereby:

              (a) Extend the maturity of any Loan, Note or payment under a Guaranty, or reduce the principal amount of any of them, or reduce the rate or extend the time of payment of interest or fees thereon.

              (b) Reduce the percentage specified in the definition of Required Lenders.

              (c) Extend the Termination Date or reduce the amount or extend the payment date for, the mandatory payments required under Section 4.1 or increase the amount of the Commitment of any Australian Lender hereunder or permit the Company to assign its rights or obligations under this Agreement or under any other Australian Loan Document.

              (d)    Amend this Section 13.2.

No amendment of any provision of this Agreement relating to any Agent shall be effective without the written consent of such Agent. The Australian Administrative Agent may waive payment of the fee required under Section 17.3(b) without obtaining the consent of any of the Australian Lenders.

       13.3. Preservation of Rights. All remedies contained in the Australian Loan Documents or afforded by law shall be cumulative and all shall be available to the Agents and the Australian Lenders until the Obligations have been paid in full. No delay or omission of the Australian Lenders, the Agents or any of them to exercise any right under the Australian Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Australian Loan Documents whatsoever shall be valid unless in writing signed by the Australian Lenders and the Agents required pursuant to Section 13.2, and then only to the extent specifically set forth in such writing.

                                  ARTICLE XIV

                               GENERAL PROVISIONS

       14.1.  [Intentionally Omitted].

       14.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Australian Lender shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

       14.3. Taxes. Subject to specific provisions in this Agreement to the contrary, any taxes (excluding income taxes) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the Australian Loan Documents shall be paid by the Company, together with interest and penalties, if any.

       14.4. Headings. Article and section headings in the Australian Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Australian Loan Documents.

       14.5. Entire Agreement. The Australian Loan Documents embody the entire agreement and understanding among the Company, the Agents and the Australian Lenders and supersede all prior agreements and understandings among the Company, the Agents and the Australian Lenders relating to the subject matter thereof.

       14.6. Several Obligations. The respective obligations of the Australian Lenders hereunder are several and not joint and no Australian Lender shall be the partner or agent of any other (except to the extent to which an Agent is authorized to act as such). The failure of any Australian Lender to perform any of its obligations hereunder shall not relieve any other Australian Lender from any of its obligations hereunder. This Agreement is not intended to, and shall not be construed so as to, confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

       14.7.  Reimbursement of Costs and Expenses; Indemnification.

       (a) Reimbursement of Costs and Expenses. The Company shall reimburse each Agent for any reasonable costs and out-of-pocket expenses (including fees and expenses of consultants and attorneys' fees and expenses for such Agent) paid or incurred by such Agent in connection with the preparation, review, execution, delivery, amendment, modification and administration of the Australian Loan Documents including, without limitation, the fees incurred by such Agent in connection with its initial evaluation of the Properties. The Company shall reimburse each Agent and the Australian Lenders for any reasonable costs and out-of-pocket expenses (including attorneys' fees and expenses for the Agent and the Australian Lenders) paid or incurred by any Agent or any Australian Lender in connection with the collection and enforcement of the Australian Loan Documents.

       (b) Indemnification. In consideration of the execution and delivery of this Agreement by each Australian Lender and the extension of the Commitments, the Company, jointly and severally, hereby indemnifies, exonerates and holds each Agent and each Australian Lender, and their respective directors, agents, officers and employees ("Indemnified Persons") free and harmless from and against any and all losses, claims, damages, penalties, judgments, liabilities, actions, suits, costs and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not any Agent or any Australian Lender or any Indemnified Person is a party thereto and all other attorneys' fees and disbursements) ("Claims") which any of them may pay or incur as a result of, arising out of, or relating to,

              (i) this Agreement, the other Australian Loan Documents, the transactions contemplated hereby or thereby;

              (ii) the direct or indirect application or proposed application of the proceeds of any Loan hereunder;

              (iii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

              (iv) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Company or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not any Agent or any Australian Lender is party thereto;

              (v) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the condition of any facility or property owned, leased or operated by the Company or any Subsidiary;

              (vi) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or Releases from, any facility or property owned, leased or operated by the Company or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary;

              (vii)  any misrepresentation, inaccuracy or any breach in or of
       Section 8.19 or Section 9.12; or

              (viii) any investigation, litigation or proceeding related to any Investment by the Company or any of its Subsidiaries in any Person, whether or not any Agent or any Australian Lender is party thereto;

(the foregoing collectively the "Indemnified Liabilities"), except to the extent that a final order of a court of competent jurisdiction finds that such Indemnified Liability arises solely from such Indemnified Person's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Company under this Section 14.7 shall survive the termination of this Agreement or any non-assumption of this Agreement in a bankruptcy or similar proceeding. The Company shall be obligated to indemnify the Indemnified Persons for all Claims regardless of whether the Company had knowledge of the facts and circumstances giving rise to such Claims.

       14.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Australian Administrative Agent with sufficient counterparts so that the Australian Administrative Agent may furnish one to each of the Australian Lenders and each of the Agents.

       14.9. Severability of Provisions. Any provision in any Australian Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Australian Loan Documents are declared to be severable.

       14.10. Nonliability of Australian Lenders. The relationship between the Company on the one hand and the Australian Lenders and the Agents on the other hand shall be solely that of borrower and lender. None of the Agents nor any Australian Lender shall have any fiduciary responsibilities to the Company or any of its Subsidiaries or Affiliates. None of the Agents nor any Australian Lender undertakes any responsibility to the Company or any of its Subsidiaries or Affiliates to review or inform the Company of any matter in connection with any phase of the Company's or such Subsidiary's or Affiliate's business or operations.

       14.11. CHOICE OF LAW. THE AUSTRALIAN LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW SOUTH WALES AND OF AUSTRALIA APPLICABLE THEREIN.

       14.12. CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER AUSTRALIAN LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY AGENT, THE AUSTRALIAN LENDERS OR THE COMPANY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW SOUTH WALES; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT ANY AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW SOUTH WALES FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW SOUTH WALES. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER AUSTRALIAN LOAN DOCUMENTS.

       14.13. Confidentiality. Each Australian Lender and each Agent agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence in accordance with the provisions set forth in Exhibit G hereto. In addition to the disclosures permitted in such provisions, the Australian Lenders and the Agents each shall be permitted to make disclosures of such information in accordance with Section 17.4.


                                   ARTICLE XV

              THE AGENTS, THE ARRANGERS AND THE ENGINEERING BANKS

       15.1. Appointment of Agents. First Chicago is hereby appointed Global Administrative Agent hereunder and under each other Australian Loan Document, Chase Securities Australia Limited is hereby appointed Australian Administrative Agent hereunder and under each other Australian Loan Document, First Chicago Capital Markets, Inc. is hereby appointed as an Arranger hereunder and under each other Australian Loan Document, Chase Securities Inc. is hereby appointed as an Arranger hereunder and under each other Australian Loan Document, and each of First Chicago and Chase is appointed as an Engineering Bank hereunder and each of the Australian Lenders irrevocably authorizes each such Agent to act in such capacities. Each Agent agrees to act as such upon the express conditions contained in this Article XV. No Agent shall have a fiduciary relationship in respect of any Australian Lender by reason of this Agreement or any of the other Australian Loan Documents.

       15.2. Powers. Each Agent shall have and may exercise such powers under this Agreement and the other Australian Loan Documents as are specifically delegated to it by the terms of each thereof, together with such powers as are reasonably incidental thereto. None of the Agents shall have implied duties to the Australian Lenders, or any obligation to the Australian Lenders to take any action thereunder except any action by an Agent specifically provided by the Australian Loan Documents to be taken by such Agent.

       15.3. General Immunity. No Agent nor any of its respective directors, officers, agents or employees shall be liable to any Australian Lender or any of the other Agents for any action taken or omitted to be taken by it or them hereunder or under any other Australian Loan Document or in connection herewith or therewith except for its or their own gross negligence or wilful misconduct as established by final order of a court of competent jurisdiction.

       15.4. No Responsibility for Loans, Recitals, etc. No Agent nor any of its respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Australian Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Australian Loan Document;
(iii) the satisfaction of any condition specified in Article VII, except receipt by an Agent of items required to be delivered to such Agent unless such condition shall have been waived in accordance with Section 13.2; or (iv) the validity, effectiveness or genuineness of any Australian Loan Document or any other agreement, instrument or writing furnished in connection therewith.

       15.5. Action on Instructions of Australian Lenders. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Australian Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Australian Lenders, the other Agents and all holders of Notes.

       15.6. Employment of Agents and Counsel. Each Agent may execute any of its duties as Agent hereunder and under any other Australian Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Australian Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its respective duties hereunder and under any other Australian Loan Document.

       15.7. Reliance on Documents; Counsel. Each Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in, respect to legal matters, upon the opinion of counsel selected by such Agent, which counsel may be employees of the Agents or any of them.

       15.8. Reimbursement and Indemnification. Each Australian Lender agrees to reimburse and indemnify each of the Australian Administrative Agent, the Global Administrative Agent, each Arranger and each Engineering Bank ratably in proportion to such Australian Lender's Aggregate Commitments, (i) for any amounts (other than principal or interest) not reimbursed by the Company or any Guarantor for which such Agent is entitled to reimbursement by the Company under the Australian Loan Documents, and (ii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Australian Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Australian Lender shall be so liable to the extent any of the foregoing is found by a final order of a court of competent jurisdiction to have arisen solely from such Agent's gross negligence or willful misconduct.

       15.9. Rights as an Australian Lender. With respect to its Commitments, Loans made by it and the Notes issued to it, each Agent shall have the same rights and powers hereunder and under each other Australian Loan Document as any Australian Lender and may exercise the same as though it did not hold such role, and the term "Australian Lender" or "Australian Lenders" shall, unless the context otherwise indicates, include each of them in its individual capacity. In addition to, and not by way of limitation of the rights set forth in Section 15.2 and this Section 15.9, each Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company or any Subsidiary or any other Affiliate of the Company as if it did not hold such role.

       15.10. Australian Lender Credit Decision. Each Australian Lender acknowledges that it has, independently and without reliance upon any Agent or any other Australian Lender and based on the financial statements prepared by the Parent and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Australian Loan Documents. Each Australian Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Australian Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Australian Loan Documents.

       15.11. Certain Successor Agents. Any Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Australian Lenders and the Company. Upon any such resignation, the Company shall, if no Default or Unmatured Default has occurred and is continuing, have the right (subject to the consent of the Required Lenders) to appoint, on behalf of the Company and the Australian Lenders, an Australian Lender as a successor Agent. If no successor Agent shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation or if a Default or Unmatured Default has occurred and is continuing, then the retiring Agent may appoint, on behalf of the Company and the Australian Lenders, an Australian Lender as a successor Agent; provided, however, that the Company may, within the one year period following the appointment of a successor Agent, and upon thirty (30) days' written notice to the Australian Lenders, remove the successor Agent and appoint a successor Agent acceptable to the Company (subject to the consent of the Required Lenders). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and Obligations (but not any liability arising from its gross negligence or wilful misconduct as established by a final order of a court of competent jurisdiction) hereunder and under the other Australian Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Article XV shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Australian Loan Documents.


                                  ARTICLE XVI

                            SETOFF; RATABLE PAYMENTS

       16.1. Setoff. In addition to, and without limitation of, any rights of the Australian Lenders under applicable law, if the Company becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any indebtedness from any Australian Lender to the Company (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Australian Lender, whether or not the Obligations, or any part hereof, shall then be due and payable.

       16.2. Ratable Payments. If any Australian Lender, whether by setoff or otherwise, has payment made to it upon its Loans in a greater proportion than it would have received pursuant to an allocation using the method set forth in
Section 4.2 or 4.3, such Australian Lender agrees, promptly upon demand, to make such payments as are necessary so that after such payments each Australian Lender will have received its correct payment proportion as calculated pursuant to the allocation method set forth in Section 4.2 or 4.3. If any Australian Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Australian Lender agrees, promptly upon demand, to take such action necessary such that all Australian Lenders share in the benefits of such collateral ratably in proportion to the Obligations owing to each of them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XVII

              BENEFIT OF AGREEMENT; SUBSTITUTIONS; PARTICIPATIONS

       17.1. Successors and Assigns. The terms and provisions of the Australian Loan Documents shall be binding upon and inure to the benefit of the Company, the Agents and the Australian Lenders and their respective successors and assigns, except that the Company shall not have the right to assign its rights or obligations under the Australian Loan Documents and any substitution by any Australian Lender must be made in compliance with Section
17.3. The Australian Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 17.3 in the case of a substitution thereof or, in the case of any other transfer, a written notice of the transfer is filed with such Agent. Any transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Australian Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder or transferee of such Note or of any Note or Notes issued in exchange therefor.

       17.2.  Participations.

       (a) Any Australian Lender, in the ordinary course of its business and in accordance with applicable law, at any time may transfer to one or more banks or other entities organized under the laws of and resident in Australia for purposes of the Income Tax Assessment Act 1936 (Cth) ("Participants") participating interests in any Loan owing to such Australian Lender, any Note held by such Australian Lender, any Commitment of such Australian Lender or any other interest of such Australian Lender under the Australian Loan Documents. In the event of any such sale by an Australian Lender of participating interests to a Participant, such Australian Lender's Obligations under the Australian Loan Documents shall remain unchanged, such Australian Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Australian Lender shall remain the holder of any such Note or Obligation for all purposes under the Australian Loan Documents, and the Company and the Agents shall continue to deal solely and directly with such Australian Lender in connection with such Australian Lender's rights and obligations under the Australian Loan Documents. Any stamp duty payable on or in respect of such a sale which does not occur during the continuation of a Default shall be paid by the Participant.

       (b) Each Australian Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Australian Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, or reimbursement obligation with respect to, any such Loan or Commitment, releases any guarantor of any such Obligation.

       (c) The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 16.1 in respect of its participating interest in amounts owing under the Australian Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as an Australian Lender under the Australian Loan Documents, provided that each Australian Lender shall retain the right of setoff provided in Section 16.1 with respect to the amount of participating interests sold to each Participant. The Australian Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 16.1, agrees to share with each Australian Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with
Section 16.2 as if each Participant were an Australian Lender. The Company also agrees that each Participant shall be entitled to the benefits of Sections
6.1 and 6.3 with respect to its participation in the Commitments or the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Australian Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Australian Lender to such Participant had no such transfer occurred.

       17.3.  Substitutions.

       (a) Any Australian Lender may, in the ordinary course of its business and in accordance with applicable law, at any time transfer by way of substitution to one or more banks or other entities which are organized under the laws of and are residents in Australia for purposes of the Income Tax Assessment Act 1936 (Cth) ("Substituting Lenders") all or any part of its rights and obligations under the Australian Loan Documents subject to a minimum of $5,000,000 or such lesser amount as may be agreed to by the Company; provided that with respect to any Substituting Lender which is not an Affiliate of such Australian Lender, such transfer shall require the consent of the Company, which consent of the Company shall not be unreasonably withheld or delayed. Such transfer shall be effected by a substitution certificate ("Substitution Certificate") substantially in the form of Exhibit D hereto.
The consent of the Australian Administrative Agent shall also be required prior to a transfer becoming effective with respect to a Substituting Lender which is not organized under the laws of and resident in Australia for purposes of the Income Tax Assessment Act 1936 (Cth). All such consents shall be substantially in the form attached as Exhibits "D-II" or "D-III" to Exhibit D hereto and shall not be unreasonably withheld (provided that the withholding of consent to a transfer with respect to a Substituting Lender which is not organized under the laws of and resident in Australia for purposes of the Income Tax Assessment Act 1936 (Cth) shall not be considered unreasonable).

       (b) Upon (i) delivery to the Australian Administrative Agent of a notice of substitution, substantially in the form attached as Exhibit "D-I" to Exhibit D hereto (a "Notice of Substitution"), together with any consents required by Section 17.3.(a), and (ii) payment of a $3,000 fee to the Australian Administrative Agent for processing such substitution, and (iii) execution of the Substitution Certificate by all parties to it, such substitution shall become effective on the substitution date specified in such Substitution Certificate ("effective date"); provided, however, that any amounts paid by the Company to, or for the benefit of, the retiring Australian Lender, on or before the execution date of the Substitution Certificate, if such date is later than the effective date of the substitution, shall be deemed paid to and for the benefit of the Substituting Lender for all purposes. On and after the effective date of such substitution but subject to the terms of the Substitution Certificate, such Substituting Lender shall for all purposes be an Australian Lender, party to this Agreement and any other Australian Loan Document, including, without limitation, the Intercreditor Agreement, executed by the Australian Lenders, and shall have all the rights and obligations of an Australian Lender under the Australian Loan Documents, including, without limitation, the Intercreditor Agreement, to the same extent as if it were an original party hereto, shall be deemed an Australian Lender for all purposes of the Australian Loan Documents, including, without limitation, the Intercreditor Agreement, and no further consent or action by the Company, the Australian Lenders or any Agent shall be required to release the retiring Australian Lender, with respect to the percentages of the Commitment, and the Loans assigned to such Substituting Lender and the retiring Australian Lender shall henceforth be so released, and each reference herein and in the other Australian Loan Documents, including, without limitation, the Intercreditor Agreement, to the retiring Australian Lender shall thereafter be deemed a reference to the Substituting Lender for all purposes. Upon the consummation of any substitution to a Substituting Lender pursuant to this Section 17.3(b), the Company shall issue replacement Notes to such retiring Australian Lender and shall issue new Notes or, as appropriate, replacement Notes, to such Substituting Lender, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such substitution.

       17.4. Dissemination of Information. The Company authorizes each Agent and each Australian Lender to disclose to any Participant or Substituting Lender or any other Person acquiring an interest in the Australian Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Australian Lender's possession concerning the creditworthiness of the Company and the Subsidiaries, provided that such Transferee and prospective Transferee agrees in writing to be bound by Section 14.13 of this Agreement.

                                 ARTICLE XVIII

                                    NOTICES

       18.1. Giving Notice. Except as otherwise permitted by Section 3.7 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Australian Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

       18.2. Change of Address. The Company, each Agent, and each Australian Lender may change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIX

                                  COUNTERPARTS

       This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agents and the Australian Lenders and each party has notified the Australian Administrative Agent and the Global Administrative Agent, by telex, facsimile or telephone, that it has taken such action.


                                   ARTICLE XX

                               NO ORAL AGREEMENTS

       THIS WRITTEN AGREEMENT, THE NOTES, AND THE OTHER AUSTRALIAN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.



                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

       EACH ATTORNEY EXECUTING THIS AGREEMENT STATES THAT HE HAS NO NOTICE OF THE REVOCATION OR SUSPENSION OF HIS POWER OF ATTORNEY.

       IN WITNESS WHEREOF, the Company, the Australian Lenders and the Agents have executed this Agreement as of the date first above written.



                                     APACHE ENERGY LIMITED (ACN 009 301 964)


                                     By:  /s/ APACHE ENERGY LIMITED
                                          --------------------------------------
                                     Name:   Matthew W. Dundrea
                                     Title:  Treasurer


                                     Address:   Apache Canada Ltd.
                                                c/o Apache Corporation
                                                2000 Post Oak Boulevard
                                                Suite 100
                                                Houston, Texas  77056-4400

                                     Attention: Matthew W. Dundrea, Treasurer

                                     Telephone: (713) 296-6640
                                     Facsimile: (713) 296-6458


                                     with a copy to:

                                     Zurab S. Kobiashvili
                                     Vice President and General Counsel
                                     2000 Post Oak Boulevard, Suite 100
                                     Houston, Texas  77056-4400

                                     Telephone: (713) 296-6204
                                     Facsimile: (713) 296-6458





                [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                     APACHE OIL AUSTRALIA PTY. LIMITED (ACN 050
                                     611 688)


                                     By:  /s/ APACHE OIL AUSTRALIA PTY. LIMITED
                                          --------------------------------------
                                     Name:   Matthew W. Dundrea
                                     Title:  Treasurer


                                     Address:   Apache Canada Ltd.
                                                c/o Apache Corporation
                                                2000 Post Oak Boulevard
                                                Suite 100
                                                Houston, Texas  77056-4400

                                     Attention: Matthew W. Dundrea, Treasurer

                                     Telephone: (713) 296-6640
                                     Facsimile: (713) 296-6458


                                     with a copy to:

                                     Zurab S. Kobiashvili
                                     Vice President and General Counsel
                                     2000 Post Oak Boulevard, Suite 100
                                     Houston, Texas  77056-4400

                                     Telephone: (713) 296-6204
                                     Facsimile: (713) 296-6458





                [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                     FIRST CHICAGO CAPITAL MARKETS, INC., as
                                     Arranger


                                   By:  /s/ FIRST CHICAGO CAPITAL MARKETS, INC.
                                        --------------------------------------
                                   Name:
                                   Title:

                                   Address:   One First National Plaza
                                              Chicago, Illinois  60670

                                   Attention: Thomas E. Both

                                   Telephone: (312) 732-7268
                                   Facsimile: (312) 732-2038





                [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                     CHASE SECURITIES INC., as Arranger


                                     By:  /s/ CHASE SECURITIES INC.
                                          --------------------------------------
                                     Name:   Tod Benton
                                     Title:  Managing Director

                                     Address:   707 Travis
                                                5th Floor North
                                                Houston, Texas  77002

                                     Attention: Lori Vetters

                                     Telephone: (713) 216-4332
                                     Facsimile: (713) 216-4117





                [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                     THE FIRST NATIONAL BANK OF CHICAGO, as
                                     Global Administrative Agent and Engineering
                                     Bank


                                    By:  /s/ THE FIRST NATIONAL BANK OF CHICAGO
                                          --------------------------------------
                                    Name:   W. Walter Green
                                    Title:  Attorney-in-fact for The First
                                            National Bank of Chicago

                                    Address:   Syndications and
                                               Placements/Agency
                                               Suite 0353, 15th Floor
                                               One First National Plaza
                                               Chicago, IL  60670

                                    Attention: Mr. Thomas E. Both

                                    Telephone: (312) 732-7268
                                    Facsimile: (312) 732-2038





                [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                     CHASE SECURITIES AUSTRALIA LIMITED (ACN 002
                                     888 011), as Australian Administrative
                                     Agent

SIGNED on behalf of              )
CHASE SECURITIES AUSTRALIA       )
LIMITED                          )
by its attorney in the           )
presence of:                     )   /s/ CHASE SECURITIES AUSTRALIA LIMITED
                                     -------------------------------------------
                                     Attorney

                                      Lori Vetters
---------------------------------    -------------------------------------------
Witness                              Print Name

 Christopher Click
---------------------------------
Print Name

                                     Address:   Level 35, AAP Centre
                                                259 George Street
                                                Sydney, NSW 2000

                                     Attention: Mr. Tony Benecke

                                     Telephone: 61 2 9250 4449
                                     Facsimile: 61 2 9251 3371





                [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

Commitments                          J.P. MORGAN AUSTRALIA LIMITED (ACN 004 384
-----------                          687), as an Australian Lender

$25,000,000

SIGNED on behalf of              )
J.P. MORGAN AUSTRALIA LIMITED    )
by its attorney in the           )
presence of:                     )   /s/ J.P. MORGAN AUSTRALIA LIMITED
                                     -------------------------------------------
                                     Attorney


---------------------------------    -------------------------------------------
Witness                              Print Name


---------------------------------
Print Name

                                     Address:   Level 25
                                                333 Collins Street
                                                Melbourne Vic. 3000

                                     Attention: Mr. Mitchell Stack

                                     Telephone: 61 3 9623 8395
                                     Facsimile: 61 3 9623 8353





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

$20,000,000                          THE FIRST NATIONAL BANK OF CHICAGO,
                                     AUSTRALIAN BRANCH, (ARBN 065 752 918), as an Australian Lender

SIGNED on behalf of              )
THE FIRST NATIONAL BANK          )
OF CHICAGO                       )
by its attorney in the           )   /s/ THE FIRST NATIONAL BANK OF CHICAGO,
presence of:                     )       AUSTRALIAN BRANCH
                                     -------------------------------------------
                                     Attorney

                                        W. Walter Green, III,
---------------------------------    -------------------------------------------
Witness                              Print Name

 Francis R. Bradley, III
---------------------------------
Print Name

                                     Address:   Level 4
                                                70 Hindmarsh Square
                                                Adelaide S.A. 5000

                                     Attention: Mr. Clinton Sampson

                                     Telephone: 61 8 8228 2222
                                     Facsimile: 61 8 8223 2948





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

$30,000,000                          THE CHASE MANHATTAN BANK (ARBN 074 112
                                     011), as an Australian Lender

SIGNED on behalf of              )
THE CHASE MANHATTAN BANK         )
by its attorney in the           )
presence of:                     )   /s/ THE CHASE MANHATTAN BANK
                                     -------------------------------------------
                                     Attorney

                                      Lori Vetters
---------------------------------    -------------------------------------------
Witness                              Print Name

 Christopher Click
---------------------------------
Print Name

                                     Address:   Level 35, AAP Centre
                                                259 George Street
                                                Sydney NSW 2000

                                     Attention: Mr. Michael Klemme

                                     Telephone: 61 2 9250 4023
                                     Facsimile: 61 2 9251 3371





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
$25,000,000                          BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                     ASSOCIATION (ARBN 064 874 531), SYDNEY
                                     BRANCH, as an Australian Lender


                             By:  /s/ BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                      ASSOCIATION
                                  --------------------------------------
                             Name:   J. Stephen Mernick
                             Title:  Senior Vice President

                             Address:    18th Floor
                                         135 King Street
                                         Sydney NSW 2000

                             Attention:  Doriano Meta

                             Telephone:  61 2 9931 4210
                             Facsimile:  61 2 9221 1023





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
$25,000,000                          CITIBANK, N.A. (ARBN 072 814 058), as an
                                     Australian Lender


                                     By:  /s/ CITIBANK, N.A.
                                          --------------------------------------
                                     Name:
                                     Title:


                                     Address:    Level 26
                                                 101 Collins Street
                                                 Melbourne Vic. 3000

                                     Attention:  Mr. Dougal Thomson

                                     Telephone:  61 3 9653 7333
                                     Facsimile:  61 3 9653 7301






---------------
$125,000,000

AGGREGATE
COMMITMENT





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